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                                                                  EXHIBIT 10.127


                            FLEET CAPITAL CORPORATION

                                   $22,000,000

                  REVOLVER, TERM AND ACQUISITION LOAN FACILITY

                                       TO

                            RAMSAY HEALTH CARE, INC.

                            AND VARIOUS SUBSIDIARIES,

                                  AS BORROWERS,

                         CLOSING DATE: OCTOBER 30, 1998


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                                TABLE OF CONTENTS

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
SECTION 1. CREDIT FACILITY........................................................................................1
         1.1      REVOLVING CREDIT LOANS..........................................................................1
                  1.1.1    LOANS AND RESERVES.....................................................................1
                  1.1.2    USE OF PROCEEDS........................................................................4
         1.2      TERM LOAN AND ACQUISITION LOANS.................................................................4
                  1.2.1    TERM LOAN..............................................................................4
                  1.2.2    ACQUISITION LOANS......................................................................5
         1.3      LETTERS OF CREDIT; LC GUARANTIES................................................................5
         1.4      JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION.............................................6
         1.5      STRUCTURE OF CREDIT FACILITY....................................................................7

SECTION 2. INTEREST, FEES AND CHARGES.............................................................................8
         2.1      INTEREST........................................................................................8
                  2.1.1    RATES OF INTEREST......................................................................8
                  2.1.2    DEFAULT RATE OF INTEREST..............................................................11
                  2.1.3    MAXIMUM INTEREST......................................................................12
         2.2      COMPUTATION OF INTEREST AND FEES...............................................................13
         2.3      LETTER OF CREDIT AND LC GUARANTY FEES..........................................................13
         2.4      UNUSED LINE FEE................................................................................13
         2.5      AUDIT AND APPRAISAL FEES.......................................................................13
         2.6      REIMBURSEMENT OF EXPENSES......................................................................14
         2.7      BANK CHARGES...................................................................................14
         2.8      CAPITAL ADEQUACY CHARGE........................................................................14
         2.9      CLOSING FEE....................................................................................15
         2.10     AGENTS FEE.....................................................................................15

SECTION 3. LOAN ADMINISTRATION...................................................................................15
         3.1      MANNER OF BORROWING LOANS......................................................................15
                  3.1.1    LOAN REQUESTS.........................................................................15
                  3.1.2    DISBURSEMENT..........................................................................17
                  3.1.3    AUTHORIZATION.........................................................................17
         3.2      PAYMENTS.......................................................................................17
                  3.2.1    PRINCIPAL.............................................................................17
                  3.2.2    INTEREST..............................................................................18
                  3.2.3    COSTS, FEES AND CHARGES...............................................................18
                  3.2.4    OTHER OBLIGATIONS.....................................................................18
         3.3      MANDATORY PREPAYMENTS..........................................................................18
                  3.3.1    PROCEEDS OF SALE, LOSS, DESTRUCTION OR CONDEMNATION OF COLLATERAL.....................18
                  3.3.2    EXCESS CASH FLOW RECAPTURE............................................................19
         3.4      APPLICATION OF PAYMENTS AND COLLECTIONS........................................................19
         3.5      ALL LOANS TO CONSTITUTE ONE OBLIGATION.........................................................20
         3.6      LOAN ACCOUNT...................................................................................20
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
         3.7      STATEMENTS OF ACCOUNT.. .......................................................................20

SECTION 4. TERM AND TERMINATION..................................................................................20
         4.1      TERM OF AGREEMENT..............................................................................20
         4.2      TERMINATION....................................................................................20
                  4.2.1    TERMINATION BY AGENT OR LENDERS.......................................................20
                  4.2.2    TERMINATION BY BORROWER...............................................................20
                  4.2.3    [RESERVED]............................................................................21
                  4.2.4    EFFECT OF TERMINATION.................................................................21

SECTION 5. SECURITY INTERESTS....................................................................................21
         5.1      SECURITY INTEREST IN COLLATERAL................................................................21
         5.2      CROSS-COLLATERALIZATION........................................................................22
         5.3      LIEN PERFECTION, FURTHER ASSURANCES............................................................22
         5.4      LIEN ON REALTY.................................................................................22
         5.5      PROPERTY EXCLUDED FROM COLLATERAL..............................................................23
                  5.5.1    MEADOWLAKE FACILITY...................................................................23
                  5.5.2    MISSION VISTA FACILITY................................................................23
                  5.5.3    MIDVALE FACILITY......................................................................23
                  5.5.4    OKLAHOMA LLC INTERESTS................................................................23
         5.6      POST-CLOSING LIENS ON CERTAIN SECTION 5.5 PROPERTY.............................................23

SECTION 6. COLLATERAL ADMINISTRATION.............................................................................24
         6.1      GENERAL........................................................................................24
                  6.1.1    LOCATION OF COLLATERAL................................................................24
                  6.1.2    INSURANCE OF COLLATERAL...............................................................24
                  6.1.3    PROTECTION OF COLLATERAL..............................................................25

         6.2      ADMINISTRATION OF ACCOUNTS.....................................................................25
                  6.2.1    RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS........................................25
                  6.2.2    DISPUTES..............................................................................26
                  6.2.3    TAXES.................................................................................26
                  6.2.4    ACCOUNT VERIFICATION..................................................................26
                  6.2.5    MAINTENANCE OF DOMINION ACCOUNT.......................................................26
                  6.2.6    COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL........................................26
         6.3      PERMITTED DISPOSITIONS OF SECTION 5.5 PROPERTIES...............................................27
                  6.3.1    MEADOWLAKE FACILITY...................................................................27
                  6.3.2    MISSION VISTA FACILITY................................................................27
                  6.3.3    MIDVALE FACILITY......................................................................27
                  6.3.4    OKLAHOMA LLC INTERESTS................................................................27
         6.4      ADMINISTRATION OF EQUIPMENT....................................................................27
                  6.4.1    RECORDS AND SCHEDULES OF EQUIPMENT....................................................27
                  6.4.2    DISPOSITIONS OF EQUIPMENT.............................................................27
         6.5      PAYMENT OF CHARGES.............................................................................28

SECTION 7. REPRESENTATIONS AND WARRANTIES........................................................................28
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
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
         7.1      GENERAL REPRESENTATIONS AND WARRANTIES.........................................................28
                  7.1.1    ORGANIZATION AND QUALIFICATION........................................................28
                  7.1.2    CORPORATE POWER AND AUTHORITY.........................................................28
                  7.1.3    LEGALLY ENFORCEABLE AGREEMENT.........................................................29
                  7.1.4    CAPITAL STRUCTURE.....................................................................29
                  7.1.5    CORPORATE NAMES.......................................................................29
                  7.1.6    BUSINESS LOCATIONS, AGENT FOR PROCESS.................................................29
                  7.1.7    TITLE TO PROPERTIES; PRIORITY OF LIENS................................................29
                  7.1.8    ACCOUNTS..............................................................................30
                  7.1.9    EQUIPMENT.............................................................................31
                  7.1.10   FINANCIAL STATEMENTS; FISCAL YEAR.....................................................31
                  7.1.11   FULL DISCLOSURE.......................................................................31
                  7.1.12   SOLVENT FINANCIAL CONDITION...........................................................31
                  7.1.13   SURETY OBLIGATIONS....................................................................31
                  7.1.14   TAXES.................................................................................32
                  7.1.15   BROKERS...............................................................................32
                  7.1.16   PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES..........................................32
                  7.1.17   GOVERNMENTAL CONSENTS.................................................................32
                  7.1.18   COMPLIANCE WITH LAWS..................................................................32
                  7.1.19   RESTRICTIONS..........................................................................32
                  7.1.20   LITIGATION............................................................................32
                  7.1.21   NO DEFAULTS...........................................................................33
                  7.1.22   LEASES................................................................................33
                  7.1.23   PENSION PLANS.........................................................................33
                  7.1.24   TRADE RELATIONS.......................................................................33
                  7.1.25   LABOR RELATIONS.......................................................................33
                  7.1.26   MEDICARE; MEDICAID AND OTHER GOVERNMENTAL PAYORS......................................34
                  7.1.27   ABSENCE OF CERTAIN BUSINESS PRACTICES.................................................34
                  7.1.28   FRAUD AND ABUSE.......................................................................34
                  7.1.29   CONTROLLED SUBSTANCES.................................................................35
                  7.1.30   GOVERNMENTAL AUTHORITY................................................................35
                  7.1.31   RATES AND REIMBURSEMENT POLICIES......................................................36
                  7.1.32   MATERIAL AGREEMENTS...................................................................36
                  7.1.33   INSURANCE.............................................................................36
                  7.1.34   COMPLIANCE PLAN.......................................................................36
                  7.1.35   INACTIVE SUBSIDIARIES.................................................................36
         7.2      CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES............................................36
         7.3      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................37




SECTION 8. COVENANTS AND CONTINUING AGREEMENTS...................................................................37
         8.1      AFFIRMATIVE COVENANTS..........................................................................37
                  8.1.1    VISITS AND INSPECTIONS................................................................37
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
                  8.1.2    NOTICES...............................................................................37
                  8.1.3    FINANCIAL STATEMENTS..................................................................38
                  8.1.4    YEAR 2000 COMPLIANCE..................................................................40
                  8.1.5    PROJECTIONS...........................................................................40
                  8.1.6    TAXES.................................................................................40
                  8.1.7    COMPLIANCE WITH LAWS..................................................................40
                  8.1.8    CERTAIN OTHER INSURANCE...............................................................40
                  8.1.9    BORROWING BASE CERTIFICATE............................................................40
                  8.1.10   FURTHER ASSURANCES....................................................................41
         8.2      NEGATIVE COVENANTS.............................................................................41
                  8.2.1    MERGERS, CONSOLIDATIONS, ACQUISITIONS.................................................41
                  8.2.2    LOANS AND ADVANCES....................................................................43
                  8.2.3    TOTAL INDEBTEDNESS....................................................................43
                  8.2.4    AFFILIATE TRANSACTIONS................................................................44
                  8.2.5    LIMITATION ON LIENS...................................................................44
                  8.2.6    SUBORDINATED DEBT.....................................................................44
                  8.2.7    PARTNERSHIP OR JOINT VENTURES.........................................................45
                  8.2.8    DISTRIBUTIONS.........................................................................45
                  8.2.9    CAPITAL EXPENDITURES..................................................................45
                  8.2.10   DISPOSITION OF ASSETS.................................................................46
                  8.2.11   STOCK OF SUBSIDIARIES.................................................................46
                  8.2.12   RESTRICTED INVESTMENT.................................................................46
                  8.2.13   MARGIN SECURITIES.....................................................................46
                  8.2.14   TAX CONSOLIDATION.....................................................................46
                  8.2.15   HEDGING TRANSACTIONS.. ...............................................................46
                  8.2.16   LEASES................................................................................46
                  8.2.17   LIMITS ON INACTIVE SUBSIDIARIES.......................................................47
         8.3      SPECIFIC FINANCIAL COVENANTS...................................................................47
                  8.3.1    FIXED CHARGE COVERAGE RATIO...........................................................47
                  8.3.2    INTEREST COVERAGE RATIO...............................................................48
                  8.3.3    TOTAL INDEBTEDNESS TO EBITDA..........................................................49
                  8.3.4    PRO FORMA AVAILABILITY COVENANT.......................................................49

SECTION 9. CONDITIONS PRECEDENT..................................................................................50
         9.1      DOCUMENTATION..................................................................................50
         9.2      NO DEFAULT.....................................................................................50
         9.3      OTHER LOAN DOCUMENTS...........................................................................50
         9.4      AVAILABILITY...................................................................................50
         9.5      NO LITIGATION..................................................................................50
         9.6      CAPITAL CONTRIBUTION...........................................................................50
         9.7      PHASE I ENVIRONMENTAL SURVEY(S)................................................................50
         9.8      JUNIOR SUBORDINATED DEBT EXCHANGE..............................................................50
         9.9      DRAFT FINANCIAL STATEMENTS.....................................................................51

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...................................................51
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
         10.1     EVENTS OF DEFAULT..............................................................................51
                  10.1.1   PAYMENT OF OBLIGATIONS................................................................51
                  10.1.2   MISREPRESENTATIONS....................................................................51
                  10.1.3   BREACH OF SPECIFIC COVENANTS..........................................................51
                  10.1.4   BREACH OF OTHER COVENANTS.............................................................51
                  10.1.5   DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS.....................................51
                  10.1.6   OTHER DEFAULTS........................................................................51
                  10.1.7   UNINSURED LOSSES......................................................................52
                  10.1.8   ADVERSE CHANGES.......................................................................52
                  10.1.9   INSOLVENCY AND RELATED PROCEEDINGS....................................................52
                  10.1.10  BUSINESS DISRUPTION; CONDEMNATION.....................................................52
                  10.1.11  CHANGE OF OWNERSHIP...................................................................52
                  10.1.12  ERISA.................................................................................52
                  10.1.13  CHALLENGE TO AGREEMENT................................................................53
                  10.1.14  REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT....................................53
                  10.1.15  CRIMINAL FORFEITURE...................................................................53
                  10.1.16  JUDGMENTS.............................................................................53
         10.2     ACCELERATION OF THE OBLIGATIONS................................................................53
         10.3     OTHER REMEDIES.................................................................................54
         10.4     REMEDIES CUMULATIVE; NO WAIVER.................................................................55

SECTION 11.  THE AGENT...........................................................................................55
         11.1     AUTHORIZATION AND ACTION.......................................................................55
         11.2     AGENT'S RELIANCE, ETC..........................................................................56
         11.3     FCC AND AFFILIATES.............................................................................56
         11.4     LENDER CREDIT DECISION.........................................................................56
         11.5     INDEMNIFICATION................................................................................56
         11.6     SUCCESSOR AGENT................................................................................57

SECTION 12. MISCELLANEOUS........................................................................................57
         12.1     POWER OF ATTORNEY.. ...........................................................................57
         12.3     MODIFICATION OF AGREEMENT; SALE OF INTEREST....................................................59
         12.4     SEVERABILITY...................................................................................63
         12.5     SUCCESSORS AND ASSIGNS.........................................................................63
         12.6     CUMULATIVE EFFECT; CONFLICT OF TERMS...........................................................63
         12.7     EXECUTION IN COUNTERPARTS......................................................................63
         12.8     NOTICE.........................................................................................63
         12.9     LENDER'S CONSENT...............................................................................64
         12.10    CREDIT INQUIRIES...............................................................................64
         12.11    TIME OF ESSENCE................................................................................64
         12.12    ENTIRE AGREEMENT, APPENDIX A AND EXHIBITS......................................................64
         12.13    INTERPRETATION.................................................................................65
         12.14    GOVERNING LAW; CONSENT TO FORUM................................................................65
         12.15    WAIVERS BY BORROWER............................................................................66
         12.16    PUBLICITY......................................................................................66
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
         12.17    ORAL AGREEMENTS INEFFECTIVE.  .................................................................66
         12.18    NONAPPLICABILITY OF ARTICLE 5069-15.01 ET. ....................................................67
         12.19    CERTAIN MATTERS OF CONSTRUCTION.  .............................................................67
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                                LIST OF EXHIBITS

EXHIBITS:
---------

Exhibit A         Revolving Credit Note
Exhibit A-1       Term Note
Exhibit A-2       Acquisition Note
Exhibit B         Borrowers' and each Subsidiary's Business Locations
Exhibit C         Form of Borrowing Base Certificate
Exhibit D         Jurisdictions in which Borrowers and each Subsidiary are
                  Authorized to do Business
Exhibit E         Capital Structure of Borrowers
Exhibit F         Corporate Names
Exhibit G         Tax Identification Numbers of Subsidiaries
Exhibit H         Patents, Trademarks, Copyrights and Licenses
Exhibit I         Certain Business Practices
Exhibit J         Litigation
Exhibit K         Capitalized Leases
Exhibit L         Operating Leases
Exhibit M         Pension Plans
Exhibit N         Labor Contracts
Exhibit O         Compliance Certificate
Exhibit P         Permitted Liens
Exhibit Q         Schedule of Documents
Exhibit R         Inactive Subsidiaries
Exhibit S         Medicare and Medicaid
Exhibit T         Existing Indebtedness
Exhibit U         Settlement Reserves
Exhibit V         Surety Obligations
Exhibit W         Payroll Accounts
Exhibit X         Material Contracts
Exhibit Y         Financial Statement Changes




















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



                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made this 30th day of October,
1998, by and among RAMSAY HEALTH CARE, INC., a Delaware corporation
("HOLDINGS"), with its principal place of business at Columbus Center, One
Alhambra Plaza, Suite 750, Coral Gables, Florida 33134, each of the Subsidiaries of Holdings party to this Agreement and listed in EXHIBIT B (the "HOLDINGS
SUBSIDIARIES"), each of which is a corporation or other legal entity as indicated in EXHIBIT B, is organized under the laws of the jurisdiction indicated in EXHIBIT B, and has its principal place of business at the location indicated in EXHIBIT B (Holdings, the Holdings Subsidiaries, and each other
Subsidiary of Holdings or of any Subsidiary of Holdings from time to time party to this Agreement are hereinafter collectively referred to as "BORROWERS" and each individually as a "BORROWER"), and FLEET CAPITAL CORPORATION, a Rhode
Island corporation (in its individual capacity, "FCC"), with offices at 2711
North Haskell Avenue, Suite 2100, LB 21, Dallas Texas 75204, as a Lender (as hereinafter defined in APPENDIX A), and as agent for all Lenders, in such capacity, "AGENT"), and such Persons (as hereinafter defined in APPENDIX A) who are or hereafter become parties to this Agreement as Lenders. Capitalized terms used in this Agreement have the meanings assigned to them in APPENDIX A, General
Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan
Documents, Lenders severally agree to make a Total Credit Facility of up to Twenty-Two Million Dollars ($22,000,000) available upon Borrowers' request therefor, as follows:

         1.1      REVOLVING CREDIT LOANS.

                  1.1.1 LOANS AND RESERVES. (A) The aggregate amount of the
Revolving Credit Loans to be made by each Lender (such Lender's "REVOLVING
CREDIT LOAN COMMITMENT"), pursuant to the terms hereof, shall be the amount set below such Lender's name on the signature pages hereof or in the most recent
Assignment and Acceptance Agreement, if any, executed by such Lender. The aggregate principal amount of the Revolving Credit Loan Commitments is Eight
Million Dollars ($8,000,000). The percentage equal to the quotient of (x) each Lender's Revolving Credit Loan Commitment divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender's "REVOLVING CREDIT
PERCENTAGE". Subject to all of the terms and conditions of this Agreement, each Lender agrees, severally, but not jointly and for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time, as requested by Borrowers in accordance with the terms of SECTION 3.1, up to a maximum principal amount at any time outstanding equal to the product of
(A) the Borrowing Base at such time, multiplied by (B) such Lender's Revolving
Credit Percentage. It is expressly understood and agreed that Agent and Lenders may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving
Credit Loans should exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits



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thereof. In no event shall Lenders be required to make a Revolving Credit Loan at any time that there exists a Default or an Event of Default. Notwithstanding the foregoing provisions of this SECTION 1.1.1, Agent shall have the right to establish reserves in such amounts, and with respect to such matters (PROVIDED, that reserves continued in effect or established after the Borrowing Base Change
Notice Date will be maintained only with respect to such matters as are not in any material respect duplicative of matters taken into account by Agent in its determinations of Accounts to be included in the Eligible Accounts), as Agent shall deem necessary or appropriate, against the amount of Revolving Credit
Loans which Borrowers may otherwise request under this SECTION 1.1.1, including, without limitation, with respect to (1) contract adjustments and allowances, cost report reserves, payment refusal based on disputes with contract provisions, bills which exceed contract limits or matters for which credit memoranda are issued in the ordinary course of business of any Borrower or any Borrower's Subsidiary, (2) other sums chargeable against Borrowers' Loan Account as Revolving Credit Loans under any Section of this Agreement; and (3) matters, events, conditions or contingencies as to which Agent, in its reasonable discretion, determines reserves should be established from time to time hereunder.

With respect to periods during which Variable Amount A is being utilized as the Variable Component for purposes of computing the Borrowing Base:

                  (i) Borrowers shall have the right, at any time when Variable
         Amount A is being utilized as the Variable Component for purposes of computing the Borrowing Base, to elect to change the Variable Component to be utilized prospectively from Variable Amount A to Variable Amount
         B, with such election to be effected by the giving by Holdings of a Borrowing Base Change Notice to Agent, and with such change to be effective on and after the Borrowing Base Change Date, PROVIDED, that such election shall not be effected, and such change shall not become effective, unless such Borrowing Base Change Notice is accompanied by a Borrowing Base Certificate dated as of the last day of the second calendar month preceding the calendar month in which such Borrowing
         Base Change Notice is given, if such Borrowing Base Change Notice is given before the fifteenth day of a calendar month, or, if such Borrowing Base Change Notice is given on or after the fifteenth day of a calendar month, then such Borrowing Base Certificate shall be dated as of the last day of the calendar month preceding the calendar month in which such Borrowing Base Change Notice is given. Thereafter, Borrowing Base Certificates will be required as provided in SECTION
         8.1.9. Any Borrowing Base Change Notice given by Borrowers in accordance with the preceding sentence shall be irrevocable once given.

                  (ii) Agent shall have the right, exercisable by Agent in its sole discretion, at any time when Variable Amount A is being utilized as the Variable Component for purposes of computing the Borrowing Base, to change the Variable Component to be utilized prospectively from Variable Amount A to Variable Amount B, with such change to be effected by the giving by Agent of a Borrowing Base Change Notice to Borrowers, and with such change to be effective on and after the Borrowing Base
         Change Date, PROVIDED, that Agent shall not be entitled to exercise such right unless, on the date on which such Borrowing Base Change
         Notice is given:



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                           (a)      the outstanding principal balance of the
                                    Revolving Credit Loans exceeds $2,000,000;
                                    or

                           (b)      Availability is less than $5,000,000; or

                           (c)      an Event of Default is continuing.

         If a Borrowing Base Change Notice is given by Agent pursuant to this
         SECTION 1.1.1(a)(ii), Borrower shall furnish to Agent, on or before the Borrowing Base Change Date, a Borrowing Base Certificate dated as of the last day of the second calendar month preceding the calendar month in which such Borrowing Base Change Notice is given, if such Borrowing
         Base Change Notice is given on or before the twelfth day of a calendar month, or, if such Borrowing Base Change Notice is given after the twelfth day of a calendar month, then such Borrowing Base Certificate shall be dated as of the last day of the calendar month preceding the calendar month in which such Borrowing Base Change Notice is given.
         Thereafter, Borrowing Base Certificates will be required as provided in
         SECTION 8.1.9.

                  (iii) At any time when Variable Amount B is being utilized as the Variable Component for purposes of computing the Borrowing Base, Borrowers may request a change to Variable Amount A, but Agent shall have no obligation to grant such request, and no change from Variable
         Amount B to Variable Amount A shall be effective unless (1) Borrowers give Agent written notice requesting such change, and (b) in response to such written notice, Agent gives written notice, within fifteen (15) days after Agent's receipt of Borrowers' written notice requesting such change, that Agent consents to such change, which consent may be withheld by Agent in its sole discretion. If Agent consents to such change, Borrowers' obligations under SECTION 8.1.9 with respect to Borrowing Base Certificates shall be suspended until reinstated by reason of a subsequent change back to Variable Amount B becoming effective under SECTION 1.1.1(a)(i) or SECTION 1.1.1(a)(ii).

                  (iv) Nothing contained in SECTION 1.1.1(a)(i) or SECTION
         1.1.1(a)(ii) shall, or shall be construed to, affect or impair the right and ability of Agent, at any time and from time to time, to establish and maintain reserves as provided in SECTION 1.1.1(a) or otherwise pursuant to this Agreement, irrespective of the Variable
         Component then being utilized.

                  (B) The Revolving Credit Loans shall be evidenced by promissory notes to be executed and delivered by Borrowers at the time of the initial Revolving Credit Loan, the form of which is attached hereto and made a part hereof as EXHIBIT A (the "REVOLVING CREDIT NOTES"). Each Revolving Credit
Note shall be payable to the order of a Lender and shall represent the obligation of Borrowers to pay the amount of such Lender's Revolving Credit Loan
Commitment or, if less, the aggregate unpaid principal amount of all Revolving
Credit Loans made by such Lender to Borrowers with interest thereon as prescribed in SECTION 2.1.1.

                  (C) Insofar as any Borrower may request and Lenders may be willing in their sole and absolute discretion to make Revolving Credit Loans to such Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of any such Revolving




                                       3

Credit Loan, the Borrowing Base (any such Loan or Loans being herein referred to individually as an "OVERADVANCE" and collectively as "OVERADVANCES"), Agent shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally. Any Overadvance to be made by Lenders pursuant to the terms hereof shall be made by Lenders ratably in accordance with their Revolving Credit Percentages. Overadvances in an aggregate amount of One Million Dollars ($1,000,000) or less may, prior to occurrence and continuation of a Default or an Event of Default, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than One Million Dollars ($1,000,000) but less than Two Million Dollars ($2,000,000) may, prior to the occurrence and continuation of a Default or an Event of Default, be made in the sole and absolute discretion of Required Lenders. Overadvances in an aggregate amount of Two Million Dollars ($2,000,000) or more and Overadvances to be made after the occurrence, and during the continuation, of a Default or an Event of Default shall require the consent of all Lenders. The forgoing notwithstanding, in no event, unless otherwise consented to by all Lenders, (x) shall any Overadvances be outstanding for more than sixty (60) consecutive days or (y) after all outstanding Overadvances have been repaid, shall Agent or Lenders make any additional Overadvances unless thirty (30) days or more have expired since the last date on which any Overadvances were outstanding.

                  1.1.2 USE OF PROCEEDS. The Revolving Credit Loans shall be used solely for the satisfaction of existing Indebtedness of Borrowers to General Electric Capital Corporation and general operating and capital needs in a manner consistent with the provisions of this Agreement and all applicable laws. In no event shall any proceeds of any Revolving Credit Loans be used to purchase or to carry, reduce, retire or refinance any Indebtedness incurred to purchase or carry any margin stock (within the meaning of Regulations U or X of the Federal Reserve Board).

         1.2      TERM LOAN AND ACQUISITION LOANS.

                  1.2.1 TERM LOAN. On the Closing Date, subject to the fulfillment or waiver of all conditions precedent to the effectiveness of this Agreement, each Lender shall make term loans (collectively the "TERM LOAN") to Borrowers in the aggregate principal amount equal to the amount set forth below such Lender's name on the signature pages hereof (such Lender's "TERM LOAN COMMITMENT"). The percentage equal to the quotient of (x) each Lender's Term Loan Commitment, divided by (y) the aggregate of all Term Loan Commitments, is the Lender's "TERM LOAN PERCENTAGE." The aggregate amount of the Term Loan Commitments is Eight Million Dollars ($8,000,000). The Term Loan shall be evidenced by one or more Term Notes to be executed and delivered by Borrowers to Lenders on the Closing Date, which shall bear interest as specified in SECTION
2.1 and shall be repayable in accordance with the terms of Term Notes. The Term Loan shall be funded upon the effectiveness of this Agreement. Amounts repaid with respect to the Term Loan may not be reborrowed. The proceeds of the Term Loan shall be used by Borrowers, solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

                  1.2.2 ACQUISITION LOANS. During the period commencing March 1, 1999, and ending on the day preceding the Acquisition Loan Commitment Termination Date (the "ACQUISITION LOAN PERIOD"), each Lender agrees, for so long as no Default or Event of Default exists, to make acquisition loans ("ACQUISITION LOAN(S)") to Borrowers to finance Permitted Acquisitions consummated within the Acquisition Loan Period. The aggregate amount of the Acquisition Loans to be made by each Lender (such Lender's "ACQUISITION LOAN COMMITMENT"), pursuant to the terms hereof, shall be the amount set below such Lender's name on the signature pages hereof or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender. The aggregate principal amount of the Acquisition Loan Commitments is Six Million Dollars ($6,000,000). The Acquisition Loan shall be evidenced by one or more Acquisition Notes to be executed and delivered by Borrowers to Lenders on the Closing Date, which shall bear interest as specified in SECTION 2.1 and shall be repayable in accordance with the terms of Acquisition Notes. The percentage equal to the quotient of (x) each Lender's Acquisition Loan Commitment, divided by (y) the aggregate of all Acquisition Loan Commitments, is that Lender's "ACQUISITION LOAN PERCENTAGE." Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Acquisition Loans to Borrowers from time to time, as requested by Borrowers in accordance with the terms of SECTION 3.1, up to a maximum principal amount at any time outstanding equal to the product of (A) Six Million Dollars ($6,000,000), multiplied by (B) such Lender's Acquisition Loan Percentage. Amounts repaid with respect to the Acquisition Loans may not be reborrowed. In no event shall any one request by Borrowers for Acquisition Loans be in an aggregate amount of less than Five Hundred Thousand Dollars ($500,000).

         1.3 LETTERS OF CREDIT; LC GUARANTIES. (A) Subject to all of the terms and conditions of this Agreement, if requested to do so by a Borrower, Agent shall, on behalf of Lenders, issue its, or cause to be issued Bank's Letters of Credit for the account of Borrower or shall execute LC Guaranties by which Lenders shall guaranty the payment or performance by such Borrower of its reimbursement obligation with respect to Letters of Credit issued for such Borrower's account by Bank or Agent; PROVIDED that the aggregate face amount of all Letters of Credit and LC Guaranties outstanding at any time shall not exceed One Million Dollars ($1,000,000) and no Letter of Credit may have an expiration date that is after the Commitment Termination Date, unless Borrowers provide on or prior to the Commitment Termination Date, Agent with cash collateral for said Letter of Credit or LC Guaranty, in a manner and amount acceptable to Agent. Any amounts paid by Agent or any Lender under any LC Guaranty or in connection with any Letter of Credit (i) shall become part of the Obligations (ii) shall be paid from the proceeds of a Revolving Credit Loan requested pursuant to SECTION 1.1.1, to the extent Lenders are required to make a Revolving Credit Loans pursuant to the terms hereof, and (iii) otherwise, shall be payable on demand. In no event shall Agent, Bank or Lenders be required to issue or cause to be issued Letters of Credit or LC Guaranties at any time there exists a Default or an Event of Default.

                  (B) Immediately upon the issuance of each Letter of Credit by Agent or Bank or LC Guaranty by the Agent or a Lender hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased from the Agent or issuing Lender, as the case may be, an undivided interest and participation in and to such Letter of Credit or LC Guaranty, the obligations of Borrowers in respect thereof and the liability of the Agent or issuing Lender, as the case may be, thereunder in an amount equal to the amount available for drawing under such Letter of Credit or, in the case of a LC Guaranty, the amount Guaranteed thereunder, multiplied by such Lender's Revolving Credit Percentage. The Agent or the issuing Lender, as the case may be, will notify each Lender promptly upon presentation to it of a draw under a Letter of Credit or a demand for payment under a LC Guaranty. On a weekly basis, or more frequently if requested by Agent or the issuing Lender, each Lender shall make payment to the Agent or issuing Lender, as the case may be, in immediately available funds, of an amount equal to such Lender's pro rata share of the amount of any payment made by Agent or the issuing Lender in respect to any Letter of Credit or LC Guaranty. The obligation of each Lender to reimburse the Agent or issuing Lender, as the case may be, under this SECTION 1.3 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender falls to make payment to the Agent or issuing Lender, as the case may be, of any amount due under this SECTION 1.3, the Agent or the issuing Lender, as the case may be, shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent or issuing Lender, as the case may be, receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent or issuing Lender, as the case may be, for such amount in accordance with this SECTION 1.3(B).

                  (C) Borrowers, jointly and severally, agree to unconditionally, irrevocably and absolutely pay immediately to the Agent, for the account of the Lenders, the amount drawn under a Letter of Credit or paid pursuant to a LC Guaranty. If Borrowers at any time fails to make such payment, Borrowers shall be deemed to have elected to borrow from the Lenders on such date Revolving Credit Loans equal in aggregate amount to the amount paid by Agent or the issuing Lender, as the case may be, under such Letter of Credit or LC Guaranty.

         1.4      JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION.

                           (A) Each Borrower states and acknowledges that: (i)
pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects the establishment of a credit facility which would not otherwise be available to any Borrower if each Borrower were not jointly and severally liable for payment of all of the Obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lenders hereunder and a desire of the Borrowers that each Borrower execute and deliver to Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

                           (B) Each Borrower hereby irrevocably and
unconditionally: (i) agrees that it is jointly and severally liable to Lenders for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Agent and each Lender on demand for and against any loss incurred by Agent or any Lender as a result of any of the obligations of any one or more of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Agent or any Lender or any Person, the amount of such loss being the amount which

Agent or such Lender would otherwise have been entitled to recover from any one or more of the Borrowers.

                           (C) It is the intent of each Borrower that the
indebtedness, obligations and liability hereunder of neither of them be subject to challenge on any basis, including, without limitation, pursuant to any applicable fraudulent conveyance or fraudulent transfer laws. Accordingly, as of the date hereof, the liability of each Borrower under this SECTION 1.4, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer or conveyance is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("DATED LIABILITIES") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("DATED ASSETS"). To this end, each Borrower under this SECTION 1.4, (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this SECTION 1.4. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this SECTION 1.4 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder. In addition to and not in limitation of the foregoing provisions of this SECTION 1.4, Borrowers and each Lender hereby agree and acknowledge that it is the intent of each Borrower and of each Lender that the obligations of each Borrower hereunder be in all respects in compliance with, and not be voidable pursuant to, applicable fraudulent conveyance and fraudulent transfer laws.

         1.5 STRUCTURE OF CREDIT FACILITY. Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Lenders regarding each Borrower, the corporate structure of Borrowers, and the present financial condition of each Borrower. Upon or after the occurrence of an Event of Default and so long as it is continuing, each Borrower hereby agrees that Agent shall have the right, in its sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (i) restrict loans and advances between Borrowers, (ii) establish separate lockbox and dominion accounts for each Borrower, (iii) separate the Revolving Credit Loans into separate revolving credit loans to each of the Borrowers as shall be determined by Required Lenders, (iv) separate the Term Loan into separate term loans to each of the Borrowers as shall be determined by Required Lenders, and
(v) establish such other procedures as shall be reasonably deemed by Required Lenders to be useful in tracking where Loans are made under this Agreement and the source of payments received by Lenders on such Loans.

SECTION 2.        INTEREST, FEES AND CHARGES

         2.1      INTEREST.

                  2.1.1 RATES OF INTEREST.

                  (A) INTEREST. (i) Interest shall accrue on the Revolving Credit and Term Base Rate Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at a fluctuating rate per annum equal to the sum of the Base Rate Margin applicable to Revolving Credit and the Term Base Rate Portion PLUS the Base Rate. Interest shall accrue on the Acquisition Base Rate Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at a fluctuating rate per annum equal to the Base Rate Margin applicable to Acquisition Loans plus the Base Rate. After the date hereof, the foregoing rates of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective on the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.

                           (ii) Interest shall accrue on each Revolving Credit and Term Eurodollar Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at rates equal to the sum of the Eurodollar Rate applicable to each such Revolving Credit and Term Eurodollar Portion PLUS the Eurodollar Margin applicable to the Revolving Credit and Term Eurodollar Portion Loan. Interest shall accrue on each Acquisition Eurodollar Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at rates equal to the sum of the Eurodollar Rate applicable to each such Acquisition Eurodollar Portion PLUS the Eurodollar Margin applicable to Acquisition Eurodollar Portion.

                           BASE RATE MARGIN shall mean (i)(a) with respect to the Revolving Credit and Term Base Rate Portion, as of the Closing Date, 1.00% per annum, and (b) with respect to the Acquisition Base Rate Portion as of the Closing Date, 1.25% per annum, and (ii) thereafter, as of February 1, May 1, August 1 and November 1 of each year (each, an "ADJUSTMENT DATE"), commencing on November 1, 1999, the Base Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below opposite the Total Indebtedness to EBITDA Ratio calculated in the manner described in SECTION 8.3.3 for the trailing twelve month period ending on the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date (each such period, a "CALCULATION PERIOD").

                           EURODOLLAR MARGIN shall mean shall mean (i)(a) with respect to the Revolving Credit and Term Base Rate Portion, as of the Closing Date, 2.75% per annum, and (b) with respect to the Acquisition Base Rate Portion as of the Closing Date, 3.00% per annum, and

         (ii) thereafter, as of each Adjustment Date, commencing on November 1, 1999, the Eurodollar Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below opposite the Total Indebtedness to EBITDA Ratio calculated for the applicable Calculation Period.

                                  PRICING TABLE

                                             Base Rate Margin                          Eurodollar Margin
                                  -----------------------------------          ---------------------------------
                                                                               Revolving
                                     Revolving                                 Credit and
                                  Credit and Term          Acquisition            Term               Acquisition
  Total Indebtedness to EBITDA       Base Rate              Base Rate          Eurodollar             Eurodollar
             Ratio                   Portion                 Portion            Portion                Portion
-------------------------------   ---------------          -----------         ----------            -----------
Equal to or greater than 4:00:1        2.00%                   2.25%              3.50%                 3.75%

Greater than or equal to 3.50:1
but less than 4.00:1                   1.50%                   1.75%              3.00%                 3.25%

Greater than or equal to 3.00:1
but less than 3.50:1                   0.75%                   1.00%              2.50%                 2.75%

Less than 3.00:1                       0.50%                   0.75%              2.00%                 2.25%

                  If Borrowers shall fail to deliver a Compliance Certificate by the date required pursuant to SECTION 8.1.3 with respect to any calendar quarter, effective as of the first Business Day of the immediately succeeding calendar month and continuing through the day preceding the earlier of (i) the next succeeding Adjustment Date or (ii) the subsequent delivery of the delinquent Compliance Certificate, each applicable Base Rate Margin and each applicable Eurodollar Margin shall be conclusively presumed to equal the highest applicable Base Rate Margin and the highest applicable Eurodollar Margin specified in the pricing table set forth above. Subject to SECTION 2.1.2, in the event a Default (other than a Default arising as a result of the failure to deliver the Compliance Certificate as required by SECTION 8.1.3) has occurred and is continuing as of any Adjustment Date, any reduction in the Base Rate Margin or the Eurodollar Margin, as the case may be, which would have otherwise occurred shall be postponed until the time such Default has been cured to the satisfaction of Agent and Required Lenders or waived by Agent or Required Lenders as applicable.

                  (B)      EURODOLLAR OPTION.

                           (i) CONDITIONS FOR BASING INTEREST ON THE EURODOLLAR RATE. Upon the condition that:

                           (a) Agent shall have received a Eurodollar Request from Borrowers at least 2 Business Days prior to the first day of the Eurodollar Period;

                           (b) There shall have occurred no change in applicable law which would make it unlawful for any Lender to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market;

                           (c) As of the date of the Eurodollar Request and the first day of the Eurodollar Period, there shall exist no Default or Event of Default which has not been waived by Required Lenders; and

                           (d) Agent shall have determined in good faith that Lenders are able to determine the Eurodollar Rate in respect of the requested Eurodollar Period and that Lenders are able to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market in the applicable amounts and for the requested Eurodollar Period;

         then interest on the Eurodollar Portion requested during the Eurodollar Period requested will be based on the applicable Eurodollar Rate. Agent shall give each Lender prompt written notice by telecopier, telex or cable of any Eurodollar Request made by Borrowers in accordance with the terms hereof. The foregoing notwithstanding, Borrowers acknowledge that there may not be more than five Eurodollar Portions outstanding at any one time.

                           (ii) INDEMNIFICATION FOR FUNDING AND OTHER LOSSES. Each Eurodollar Request shall be irrevocable and binding on Borrowers. Borrowers shall, jointly and severally, indemnify Agent and Lenders against any expense or loss suffered by Agent or any Lender as a result of any failure on the part of any Borrower to fulfill, on or before the date specified in any Eurodollar Request, the applicable conditions set forth in this Agreement or as a result of the prepayment of the applicable Eurodollar Portion prior to the last day of the applicable Eurodollar Period, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Agent or any Lender to fund or maintain the requested Eurodollar Portion. Upon request by Borrowers, Agent or any applicable Lender shall provide the Borrowers with a certificate of an officer of Agent or such Lender setting forth the calculation of the amount of any such loss and the basis therefor, which calculation shall, in the absence of manifest error be conclusive.

                           (iii) CHANGE IN APPLICABLE LAWS, REGULATIONS, ETC. If any Legal Requirement becoming effective after the date hereof shall make it unlawful for any Lender to fund through the purchase of U.S. dollar deposits any Eurodollar Portion or otherwise to give effect to its obligations as contemplated under this SECTION 2.1 1(B), or shall impose on any Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the Eurodollar Rate is determined as provided herein or a category of extensions of credit or other assets of such Lender which includes any Eurodollar Portion, or shall impose on any Lender any restrictions on the amount of such a category of liabilities of assets which such Lender may hold, (a) Agent may by notice thereof to Borrowers terminate the Eurodollar Option as of a date which is no earlier than the date required by applicable law, the date on which any such cost is imposed or the date on which any such restriction becomes effective, with respect to the Loans made or to be made by such Lender,
         (b) any Eurodollar Portion outstanding as of the date the Eurodollar Option is terminated shall thereafter bear interest at the rate provided for in Section 2.1.1(A)(i) payable on the dates provided for in SECTION 3.2.2 and (c) Borrowers shall, jointly and severally, indemnify such Lender against any out-of-pocket loss, penalty or expense incurred by such Lender by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain such Eurodollar Portion. The applicable Lender shall promptly give Borrowers and Agent prompt written notice of when such condition shall cease to exist.

                           (iv) TAXES. It is the understanding of Borrowers and Agent and Lenders that Lenders shall receive payments of amounts of principal of and interest on the Revolving Credit Loans, the Term Loan and the Acquisition Loans with respect to the Eurodollar Portions from time to time subject to a Eurodollar Option free and clear of, and without deduction for, any Taxes. If (i) any Lender shall be subject to any such Tax in respect of any such Eurodollar Portion or any part thereof or (ii) Borrowers shall be required to withhold or deduct any such Tax from any such amount, the Eurodollar Rate applicable to such Eurodollar Portion shall be adjusted by Agent on behalf of any such Lender to reflect all additional costs incurred by such Lender in connection with the payments by any such Lender or the withholding by any Borrower of such Tax and Borrowers shall provide Agent and such Lender with a statement detailing the amount of any such Tax actually paid by such Borrower. Determination by Agent on behalf of such Lender of the amount of such costs shall, in the absence of manifest error, be conclusive, and at Borrowers' request, Agent shall demonstrate the basis of such determination. If after any such adjustment, any part of any Tax paid by any such Lender is subsequently recovered by such Lender, such Lender shall promptly reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. Notwithstanding anything contained in this clause (iv) to the contrary each Lender hereby agrees to change the lending office at which it accepts payments of principal and interest from Borrowers pursuant to this Agreement if, as a result of such change, any such Taxes could be legally avoided and if any such change in lending office(s) does not impose additional costs upon such Lender.

                  2.1.2 DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall, upon written notice from Agent to Holdings (except that no such notice will be required with respect to any Event of Default specified in SECTION 10.1.9), commence to bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "DEFAULT RATE").

                  2.1.3 MAXIMUM INTEREST. (A) Notwithstanding anything to the contrary in this Agreement or otherwise, (i) if at any time the amount of interest computed on the basis of an Applicable Annual Rate or a Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "MAXIMUM LEGAL RATE"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in such Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of an Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, an Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "indicated ceiling rate" from time to time in effect under Tex. Rev. Civ. Stat. Ann. art 5069-1.04(c) (Vernon
1987). If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable in accordance with SECTION 3.2.2.

                  (B) EXCESS INTEREST. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrowers, Agent and Lenders or default of Borrowers, or the exercise by Agent or Lenders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Agent or Lenders to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrowers be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("EXCESS INTEREST") Borrowers acknowledge and stipulate that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess Interest received by Lenders shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrowers, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrowers recognize that, with fluctuations in the Base Rate, the Eurodollar Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrowers covenant that (i) the credit or return of any Excess Interest shall constitute the acceptance by Borrowers of such Excess Interest, and (ii) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Agent or Lenders, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by Agent or Lenders, all interest at any time contracted for, charted or received by Agent or Lenders in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

                  (C) INCORPORATION BY THIS REFERENCE. The provisions of SECTION 2.1.3(A) and SECTION 2.1.3(B) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Agent or Lenders with respect to Borrowers (or any other obligor in respect of Obligations), whether or not any provision of SECTION 2.1.3(A) or SECTION 2.1.3(B) is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrowers (or any other obligor) asserted by Agent or Lenders thereunder, be automatically recomputed by Borrowers or obligor, and by any court considering the same, to give effect to the adjustments or credits required by SECTION 2.1.3(A) or SECTION 2.1.3(B).

         2.2 COMPUTATION OF INTEREST AND FEES. Interest, unused line fees, Letter of Credit and LC Guaranty fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

         2.3 LETTER OF CREDIT AND LC GUARANTY FEES. Borrowers, on a joint and several basis, shall pay to Agent for its benefit and the ratable benefit of Lenders committed to make Revolving Credit Loans for standby Letters of Credit and LC Guaranties of standby Letters of Credit, a fee equal to (i) (a) the LC Amount, MULTIPLIED BY (b) the applicable Eurodollar Margin (on a per annum basis) for the Revolving Credit and Term Eurodollar Portion, PLUS (ii) all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

         2.4 UNUSED LINE FEE. Borrowers, on a joint and several basis, shall pay to Agent for the ratable benefit of Lenders an unused line fee equal to (i) one-half percent (0.50%) per annum of the amount by which the Average Monthly Revolving Credit Loan Balance is less than the Revolving Credit Loan Commitment PLUS (ii) commencing on March 1, 1999, one-half percent (0.50%) per annum of the amount by which the Average Monthly Acquisition Loan Balance is less than the Acquisition Loan Commitment. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

         2.5 AUDIT AND APPRAISAL FEES. Borrower shall pay to Agent for its reasonable out-of-pocket audit and appraisal costs and expenses in connection with audits and appraisals of Borrower's books and records and such other matters as Agent shall deem appropriate, plus all reasonable out-of-pocket costs and expenses incurred by Agent in connection with such audits and appraisals. Such amounts shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrowers.

         2.6 REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Agent (and, with respect to SECTIONS 2.6(iii), 2.6(iv), and 2.6(v), any Lender) incurs reasonable legal or accounting expenses or any other reasonable out-of-pocket costs and expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein by a Lender to a new Lender or to a Participating Lender; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby, including inspections and verifications of Collateral; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs except where, pursuant to a final non-appealable order, such litigation, contest, dispute, suit, proceeding or action is determined adversely to Agent and Lenders; (iv) any attempt to enforce any rights of Agent or any Lender against any Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses, reasonable other costs and reasonable out of pocket expenses of Agent (and, with respect to SECTIONS 2.6(iii), 2.6(iv), and 2.6(v), any Lender) shall be charged to Borrowers. All amounts chargeable to Borrowers under this SECTION 2.6 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or to such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Base Rate Portions from time to time. Agent will give same-day written notice to Borrower of amounts so advanced and charged to Borrower's Loan Account under this SECTION 2.6. Borrowers, on a joint and several basis, shall also reimburse Agent or Lenders for all reasonable out-of-pocket costs and expenses incurred by Agent or Lenders in its or their administration of the Collateral to the extent and in the manner provided in
SECTION 6.

         2.7 BANK CHARGES. Borrowers, on a joint and several basis, shall pay to Agent (for its own benefit or the benefit of a Lender, as applicable) on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including, without limitation, any fees paid by any Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Agent or any Lender, of proceeds of Loans made by Lenders to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Agent or any Lender, of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

         2.8 CAPITAL ADEQUACY CHARGE. In the event that any Lender shall have determined that the adoption (effected after the date hereof) of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, chance or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender, in its reasonable discretion, to be material, then from time to time, after submission by such Lender to Borrowers of a written demand therefor, which demand shall be made within sixty (60) days of such reduction, Borrowers, on a joint and several basis, shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate of such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to such Lender, and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Each Lender and Agent agrees to allocate any such cost increase among its similarly situated customers in good faith and on an equitable basis; provided, however, that any such Lender shall not be entitled to such amounts unless similar assessments are imposed by such Lenders on other comparable borrowers of such Lender.

         2.9 CLOSING FEE. Borrowers, on a joint and several basis, shall pay to FCC the closing fee referred to in that certain fee letter from FCC to Holdings dated the Closing Date, which fee shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder.

         2.10 AGENTS FEE. Borrowers, on a joint and several basis, shall pay to FCC the Agent's fee referred to in that certain fee letter from FCC to Holdings dated the Closing Date, which fee shall be paid on the Closing Date and on each anniversary date thereafter.

SECTION 3. LOAN ADMINISTRATION.

         3.1 MANNER OF BORROWING LOANS. Borrowings under the credit facility established pursuant to SECTION 1 shall be as follows:

                  3.1.1 LOAN REQUESTS. A request for a Revolving Credit Loan or an Acquisition Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrowers may give Agent a Notice of Revolving Credit Loan or Acquisition Loan, in which notice Borrowers shall specify the amount of the proposed borrowing and the proposed borrowing date, PROVIDED, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, the Term Note or any Acquisition Note, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrowers, Agent may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers. Unless Borrowers specifically direct Agent in writing not to accept or act upon telephonic or electronic communications from Borrowers, Agent shall have no liability to any Borrower for any loss or damage suffered by any Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by any Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it. Except as otherwise provided in SECTION 2.1. 1(B), each Revolving Credit Loan and each Acquisition Loan shall be made on notice, given not later than 11:00 a.m. (Dallas time) on the Business Day of the proposed Revolving Credit Loan or Acquisition Loan, by Borrowers to Agent, which shall give to each Lender prompt written notice thereof by telecopy, telex or cable. Each such notice (a "NOTICE OF REVOLVING CREDIT LOAN" or a "NOTICE OF ACQUISITION LOAN," as applicable) shall be in writing or by telephone to Agent at (214) 828-6500, confirmed immediately in writing, specifying therein the requested date and amount of such Revolving Credit Loan or Acquisition Loan. Each Lender shall, not later than 2:00 p.m. (Dallas time) on each requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Credit Percentage of the requested Revolving Credit Loan or the amount of that Lender's Acquisition Loan Percentage of the requested Acquisition Loan. Agent shall, before 2:30 P.M. (Dallas time) on the date of the proposed Revolving Credit Loan or proposed Acquisition Loan, subject to the provisions hereof, wire to a bank designated by Borrowers and reasonably acceptable to Agent, the amount of such Revolving Credit Loan or Acquisition Loan to the extent received from the Lenders. The failure of any Lender to make the Revolving Credit Loan or Acquisition Loan to be made by it shall not relieve any other

Lender of its obligation hereunder to make its Revolving Credit Loan or Acquisition Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan or Acquisition Loan to be made by such other Lender. The foregoing notwithstanding, unless otherwise notified by any Lender, Agent, in its sole discretion, may, from its own funds, make a Revolving Credit Loan or Acquisition Loan on behalf of any Lender hereto. In such event, the Lender on behalf of whom Agent made the Revolving Credit Loan or Acquisition Loan shall reimburse Agent for the amount of Revolving Credit Loan or Acquisition Loan so made on its behalf, on a weekly (or more frequent basis as determined by Agent, in its sole discretion) basis and the entire amount of interest attributable to such Revolving Credit Loan or Acquisition Loan for the period from the date on which said Revolving Credit Loan or Acquisition Loan was made by Agent on such Lender's behalf until Agent is reimbursed by such Lender, shall be paid to Agent. The foregoing notwithstanding, Lenders shall not be required to make any Acquisition Loans, unless Borrowers have fully complied with the provisions of SECTION 1.2.2.

         If at any time one or more Lenders refuse or fail to make a requested Revolving Credit Loan or Acquisition Loans when all conditions to a Revolving Credit Loan or Acquisition Loan have been satisfied or waived, then Agent may, at its option, but shall have no obligation whatsoever to, purchase all, but not less than all, of the Revolving Credit Notes, Term Notes and Acquisition Loan Notes held by the Lender(s) who so fail or refuse, and to assume such Lender's commitments to make Revolving Credit Loans or Acquisition Loans and each such Lender shall be obligated to sell and transfer such Revolving Credit Notes, Term Notes or Acquisition Notes to Agent for a price in cash equal to the principal balance outstanding plus all accrued but unpaid interest thereon plus all accrued fees due any such Lender under the terms hereof, and the foregoing provisions of this Section will be applicable to Agent with respect to the Revolving Credit Notes or Acquisition Notes so purchased by it. Any such purchase, however, shall not relieve any such Lender from any breach of contract claims available to Agent and/or any Borrower against such Lender as a result of its failure to make any such Revolving Credit Loan or Acquisition Loan.

                  3.1.2 DISBURSEMENT. Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of the Term Loan, the Acquisition Loans and each Revolving Credit Loan requested, or deemed to be requested, pursuant to this SECTION 3.1.2 as follows: (i) the proceeds of the Term Loan, each Acquisition Loan and of each Revolving Credit Loan shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from Borrowers; and (ii) the proceeds of each Revolving Credit Loan requested under SECTION 3.1.1(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

                  3.1.3 AUTHORIZATION. Each Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by any Borrower to Agent or Lenders hereunder.

         3.2 PAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrowers to Agent or Lenders specifically containing payment provisions which are in conflict with this SECTION 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligation shall be payable as follows:

                  3.2.1 PRINCIPAL. Principal payable on account of Revolving Credit Loans shall be payable by Borrowers, on a joint and several basis, to Agent for its benefit and the ratable benefit of Lenders immediately upon the earliest of (i) the receipt by Agent or any Borrower of any proceeds of any Collateral other than, except as otherwise provided in this Agreement, Equipment or real Property, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Agent or Required Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to SECTION 4; PROVIDED, however, that if an Overadvance shall exist at any time, Borrowers, on a joint and several basis, shall, on demand, repay the Overadvance; provided, further, that if any such payment pursuant to clause (i) above would result in the prepayment of any Eurodollar Portion, then the Borrower receiving such proceeds may at its option direct that such proceeds be held by Agent in a non-interest bearing cash collateral account maintained by Agent to be applied to the payment of principal until the earlier of the last day of the Eurodollar Period applicable to each Eurodollar Portion in the order of maturity or the occurrence of an Event of Default. Principal payable on account of the Term Loan and any Acquisition Loan shall be payable by Borrowers, on a joint and several basis, to Agent for the ratable benefit of Lenders in accordance with the terms and conditions of the Term Note, the applicable Acquisition Note and the provisions of this Agreement.

                  3.2.2 INTEREST. Interest accrued on the Base Rate Portion and each Eurodollar Portion shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in the consequence of which Agent or Required Lenders elect to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to SECTION 4; PROVIDED, however, the Borrower hereby irrevocably authorize Agent on behalf of Lenders, in Agent's sole discretion, to advance to Borrower and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Base Rate Portion and each Eurodollar Portion during the immediately preceding month.

                  3.2.3 COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers, on a joint and several basis, as and when provided in SECTION 2, to Agent for its benefit and the ratable benefit of Lenders or to any other Person designated by Agent in writing.

                  3.2.4 OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers, on a joint and several basis, to Agent for its benefit and the ratable benefit of Lenders as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

         3.3      MANDATORY PREPAYMENTS.

                  3.3.1 PROCEEDS OF SALE, LOSS, DESTRUCTION OR CONDEMNATION OF COLLATERAL. Except as provided in SECTION 6.4.2, if any Borrower sells any of the Equipment, the Meadowlake Facility, or any other real Property, or if a permitted disposition of the Mission Vista Facility is consummated during the continuance of an Event of Default, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers, on a joint and several basis, shall pay to Agent for the ratable benefit of Lenders, unless otherwise agreed by Required Lenders, as and when received by such Borrower and as a mandatory prepayment of (x) the Acquisition Loans or (y) if the Acquisition Loans are paid in full, the Term Loans, a sum equal to the proceeds (including insurance payments) received by such Borrower from such sale, loss, destruction or condemnation, PROVIDED, that if no Event of Default exists when such proceeds are received by such Borrower, the amount of such proceeds payable to Agent under this SECTION 3.3.1 shall be net of (a) any reasonable costs of sale or disposition incurred by Borrowers in connection therewith, (b) provisions for any income tax expense reasonably expected to be incurred by Borrowers as a result of such sale or disposition, and, (c) cash escrow or similar deposits required to be made by such Borrower for the benefit of the purchaser in such sale transaction as security for post-closing contingent liabilities of such Borrower in order to enable such Borrower to consummate such sale transaction (but any amounts released to such Borrower from any deposit of the type described in the preceding clause (c) made by such Borrower shall, upon receipt by Borrower, be deemed proceeds subject to the provisions of this SECTION 3.3.1 and shall be promptly paid over to Agent for application in accordance with the provisions hereof). Any such prepayments shall be applied ratably among Lenders to principal installments due under the Acquisition Notes or Term Notes, as applicable, in the inverse order of maturity. Notwithstanding the foregoing, unless an Event of Default exists at the time such proceeds are received by Borrower, up to $250,000 of the aggregate amount of such net proceeds received by all Borrowers during any period of twelve consecutive months by reason of such transactions or occurrences, plus additional amounts so received and expended pursuant to and for the purposes referenced in SECTION 6.4.2(II) may be retained by Borrowers and shall not be subject to prepayment under this
SECTION 3.3.1. In addition, unless an Event of Default exists at the time of such disposition, the provisions of this SECTION 3.3.1 shall not be applicable to a disposition of the Mission Vista Facility made in accordance with SECTION
6.3.2. The provisions of this SECTION 3.3.1 shall not be applicable to a disposition of the Midvale Facility made in accordance with SECTION 6.3.3 or to a disposition of the Oklahoma LLC Interests made in accordance with SECTION 6.3.4.

                  3.3.2 EXCESS CASH FLOW RECAPTURE. Borrowers, on a joint and several basis, shall prepay the Term Loan in amounts equal to Holdings' Excess Cash Flow with respect to each fiscal year of Holdings ending on or after June 30, 1999, such prepayments to be made within 2 Business Days following the due date for delivery by Borrowers to Agent and Lenders of the annual financial statements required by SECTION 8.1.3(i) and each such prepayment shall be applied to the installments of principal due under the Term Loan in the inverse order of their maturities until payment thereof in full.

         3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. All items of payment received by Agent by 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on the following Business Day. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Obligations on the first Business Day after receipt of final payment of such item in immediately good funds. Each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of any Borrower during the continuance of any Event of Default, and each Borrower does hereby irrevocably agree that, subject to Borrowers' rights under SECTIONS 3.3.1, 3.7 and 6.4.2, Agent shall have the continuing exclusive right at all times during the continuance of an Event of Default to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections of Accounts as authorized by SECTION
6.2.6 a credit balance exists in the Loan Account with respect to the Revolving Credit Loans, Agent shall use its commercially reasonable efforts to give Borrowers prompt notice (which may be oral) of any such credit balance. Such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times, subject to application as provided in the next- following sentence, and, if not applied in accordance with the next-following sentence, Agent shall cause the amount of such credit balance as of the opening of each Business Day (net of reasonable out-of-pocket costs and expenses incurred by Agent in connection therewith, which Agent may deduct from the proceeds to be transferred) to be wire-transferred to the Operating Account before the close of business on such Business Day. Any such transfer shall be at the sole cost and expense of Borrowers. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan or the Acquisition Loans, except that Agent may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

         3.5 ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrowers, and shall be secured by Agent's Lien (for its benefit and the ratable benefit of Lenders) upon all of the Collateral.

         3.6 LOAN ACCOUNT. Agent shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

         3.7 STATEMENTS OF ACCOUNT. Agent will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers unless Agent is notified by Borrowers in writing to the contrary within 30 days of the date each accounting is mailed to Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4. TERM AND TERMINATION

         4.1 TERM OF AGREEMENT. Subject to Agent's and Lenders' right to cease making Loans to Borrower after the occurrence, and during the continuation, of any Default or Event of Default, this Agreement shall be in effect for a period of five (5) years from the date hereof, through and including October 30, 2003.

         4.2      TERMINATION.

                  4.2.1 TERMINATION BY AGENT OR LENDERS. Without in any manner limiting or affecting the provisions of SECTION 10.2, Borrowers agree that Agent or Required Lenders may terminate this Agreement upon the Agent's giving of written notice of such termination to Borrowers at any time during the continuance of an Event of Default, PROVIDED, that no such notice shall be required in connection with a termination by reason of the occurrence of any Event of Default under SECTION 10.1.9.

                  4.2.2 TERMINATION BY BORROWER. Upon at least thirty (30) days prior written notice to Agent, Borrowers may, at their option, terminate this Agreement; PROVIDED, HOWEVER, no such termination shall be effective until Borrowers have paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Agent's satisfaction. Any notice of termination given by Borrowers shall be irrevocable unless Required Lenders otherwise agree in writing, and Lenders shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in any such termination notice given pursuant to this SECTION 4.2.2 or pursuant to SECTION 4.2.1 in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                  4.2.3    [RESERVED]

                  4.2.4 EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens (for its own benefit and the ratable benefit of Lenders) in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations (including, without limitation, the expiration, termination or cash collateralization of all outstanding Letters of Credit and LC Guaranties) to Agent for the benefit of Lenders, in full, in immediately available funds. Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Agent or Lender may incur as a result of dishonored checks or other items of payment received by Agent from any Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a customary written indemnity and release agreement, executed by Borrowers and by any Person whose loans or other advances to any Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and Lenders from any such loss or damage.

SECTION 5. SECURITY INTERESTS

         5.1 SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Agent and Lenders of the Obligations, each Borrower hereby grants, subject to applicable Legal Requirements, to Agent for its benefit and the ratable benefit of Lenders a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                           (i)      Claims;

                           (ii)     Accounts;

                           (iii)    Inventory;

                           (iv)     Equipment;

                           (v)      General Intangibles;

                           (vi)     Investment Property;

                           (vii) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Agent or any Lender or a bailee or Affiliate of Agent or any Lender;

                           (viii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (vii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                           (ix) All books and records (including, without limitation, patient records of identity, diagnosis, evaluation or treatment, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of each Borrower pertaining to any of (i) through (viii) above.

         5.2 CROSS-COLLATERALIZATION. Each Borrower agrees that the Collateral pledged by such Borrower hereunder shall secure all of the Obligations of the Borrowers. Upon and after an Event of Default by any Borrower, Agent and each Lender may pursue all rights and remedies that Agent or such Lender may have against all or any part of the Collateral regardless of which Borrower has legal title to such Collateral. Each Borrower hereby acknowledges that this cross-collateralization of the Collateral owned by such Borrower is in consideration of Lenders extending the credit hereunder and is mutually beneficial to each Borrower.

         5.3 LIEN PERFECTION, FURTHER ASSURANCES. Each Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Agent's Lien (for its benefit and the ratable benefit of Lenders) upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien (for its benefit and the ratable benefit of Lenders) upon the Collateral. Unless prohibited by applicable law, each Borrower hereby authorizes Agent to execute and file any such financing statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrower shall also execute and deliver to Agent any and all documents deemed necessary or appropriate by Agent to cause Agent's Lien to be noted on any motor vehicle, tractor or trailer title certificates for motor vehicles, tractors or trailers forming a part of the Collateral. At Agent's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all other documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents.

         5.4 LIEN ON REALTY. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages. If any Borrower shall acquire at any time or times hereafter any interest in other real Property such Borrower agrees promptly to execute and deliver to Agent, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Agent and its counsel (herein collectively referred to as "NEW MORTGAGES") covering such real Property. The Mortgages and each New Mortgage shall be duly recorded (at Borrower's expense) in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. In respect to the Mortgages and each New Mortgage, Borrowers shall deliver to Agent, at Borrowers' expense, mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to Agent, insuring Agent, as mortgagee; such policies shall be in form and substance reasonably satisfactory to Agent, and shall insure a valid first Lien in favor of Agent on the real Property covered thereby, subject only to Permitted Liens and to those exceptions reasonably acceptable to Agent and its counsel. Said policies shall be in form and substance satisfactory to Agent. Borrower shall also deliver to Agent such other documents, including, without limitation, ALTA Surveys of the real Property, as Agent and its counsel may reasonably request relating to the real Property subject to any such New Mortgage.

         5.5 PROPERTY EXCLUDED FROM COLLATERAL. Subject, with respect to the Meadow Lake Facility and the Mission Vista Facility, to the provisions of
SECTION 5.6, the following Property (collectively, the "SECTION 5.5 PROPERTIES") is excluded from the Collateral:

                  5.5.1 MEADOWLAKE FACILITY. All of the right, title and interest of Borrowers in and to the Meadowlake Facility.

                  5.5.2 MISSION VISTA FACILITY. All of the right, title and interest of Borrowers in and to the Mission Vista Facility.

                  5.5.3 MIDVALE FACILITY. All of the right, title and interest of Borrowers in and to the Midvale Facility.

                  5.5.4 OKLAHOMA LLC INTERESTS. All of the right, title and interest of Borrowers in and to the Oklahoma LLC Interests.

         5.6 POST-CLOSING LIENS ON CERTAIN SECTION 5.5 PROPERTY. At any time during the continuance of an Event of Default, Borrowers agree, promptly after receipt of Agent's written notice of request therefor, to execute and deliver, or to cause the appropriate Loan Party to execute and deliver, to Agent, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages, security agreements, and other collateral assignments, and related Uniform Commercial Code financing statements, reasonably satisfactory in form and substance to Agent and its counsel (herein collectively referred to as "SECTION 5.6 SECURITY DOCUMENTS") covering each Section 5.5 Property referenced in SECTION 5.5.1 and SECTION 5.5.2 as to which a disposition permitted under
SECTION 6.3 has not, at the time such written notice of request is given by Agent to Borrowers, occurred. The Section 5.6 Security Documents shall, to the extent reasonably required by Agent, be duly recorded (at Borrower's expense) in each office where such recording is required to constitute and/or perfect a valid Lien on the Section 5.5 Property covered thereby. In respect to each mortgage, deed of trust, or similar instrument included within the Section 5.6 Security Documents that encumbers real Property, or an interest or estate in real Property, Borrowers shall deliver to Agent, at Borrowers' expense, a mortgagee title insurance policy issued by a title insurance company reasonably satisfactory to Agent, insuring Agent, as mortgagee; such policies shall be in form and substance reasonably satisfactory to Agent, and shall insure a valid first Lien in favor of Agent on the real Property, or interest or estate therein, covered thereby, subject only to Permitted Liens and to those exceptions reasonably acceptable to Agent and its counsel. Said policies shall be in form and substance reasonably satisfactory to Agent. Borrower shall also deliver to Agent such other documents, including, without limitation, ALTA Surveys of the real Property, as Agent and its counsel may reasonably request relating to such real Property, or interest or estate therein, to be encumbered by any such Section 5.6 Security Document. Borrowers shall have the right, at Borrower's sole expense, and Agent shall cause the Section 5.6 Security Documents, if any, encumbering the Meadowlake Facility to be released as to the assets conveyed concurrently with the disposition of assets included within the Meadowlake Facility in compliance with the provisions of SECTION 6.3.1; and Borrowers shall have the right, at Borrowers' sole expense, and Agent shall cause the Section 5.6 Security Documents, if any, encumbering the Mission Vista Facility to be released as to the assets conveyed concurrently with the disposition of assets included within the Mission Vista Facility in compliance with the provisions of SECTION 6.3.2.

SECTION 6. COLLATERAL ADMINISTRATION

         6.1      GENERAL

                  6.1.1 LOCATION OF COLLATERAL. All Collateral will at all times be kept by each Loan Party at one or more of the business locations set forth in EXHIBIT B hereto (as the same may be amended from time to time pursuant to the applicable provisions of SECTION 7.2 and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default and Agent's acceleration of the maturity of the Obligations in consequence thereof, for removals in connection with dispositions of Equipment that are authorized by
SECTION 6.4.2 or in connection with
other dispositions of Property made in accordance with the express provisions of SECTIONS 6.3, 8.2.1, 8.2.8, and 8.2.10.

                  6.1.2 INSURANCE OF COLLATERAL. Each Borrower shall maintain and pay for, and cause each Subsidiary to maintain and pay for, insurance upon all Collateral owned by it wherever located and with respect to such Loan Party's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Each Borrower shall and shall cause each Subsidiary to deliver the originals of such policies to Agent with satisfactory lender's loss payable endorsements or collateral assignments thereof, naming Agent for its benefit and the ratable benefit of Lenders as loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Loan Party fails to provide and pay for such insurance, Agent may, at its option but shall not be required to, procure the same and charge Borrowers therefor. Each Borrower agrees to deliver and to cause each Subsidiary to deliver to Agent, promptly as rendered, true copies of all material reports made in any reporting forms to insurance companies.

                  6.1.3 PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If any Borrower fails to promptly pay any portion thereof when due and is not actively contesting such charge in the manner described in SECTION 7.1.14, Agent may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any Person whomsoever, but the same shall be at Borrowers' sole risk.

         6.2      ADMINISTRATION OF ACCOUNTS.

                  6.2.1 RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrowers, on a Consolidated basis, shall execute and deliver to Agent a Borrowing Base Certificate in the form attached hereto as EXHIBIT C, on a monthly basis, commencing with the month specified in the Borrowing Base Change Notice, or, if requested by Agent after the Borrowing Base Change Date, more frequently. Each Borrower shall, and shall cause each Subsidiary to, keep accurate and complete records of its respective Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. On or before the fifteenth day of each month from and after the date hereof, Borrowers shall deliver to Agent, in form acceptable to Agent, a summary aged trial balance, on a Consolidated basis, of all of Accounts of Borrowers and their respective Subsidiaries (and, if Agent requests on a Borrower by Borrower and Subsidiary by Subsidiary basis) existing as of the last day of the preceding month ("SCHEDULE OF ACCOUNTS"), specifying, if and to the extent requested by Agent, the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed, and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if at any time after the Borrowing Base Change Date Accounts in an aggregate face amount in excess of $100,000 become ineligible because they are all within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Agent, Borrowers shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, Borrower shall, and shall cause each Subsidiary to, execute and deliver to Agent formal written collateral assignments of all of its Accounts on a monthly basis or, if requested by Agent, more frequently, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

                  6.2.2 DISPUTES. Upon and during the continuation of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrowers.

                  6.2.3 TAXES. If an Account of any Loan Party includes a charge for any Tax payable to any governmental taxing authority and if such Tax is not being contested in the manner described in SECTION 7.1.14, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, provided, however that Agent shall not be liable for any Taxes to any governmental taxing authority that may be due by any Loan Party.

                  6.2.4 ACCOUNT VERIFICATION. Whether or not a Default or an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Each Borrower shall and shall cause each of its Subsidiaries to cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                  6.2.5 MAINTENANCE OF DOMINION ACCOUNT. Borrowers shall establish, on or before November 30, 1998, and thereafter shall maintain a Dominion Account with a bank (which need not be a Lender) selected by Borrowers and reasonably acceptable to Agent. Borrowers shall cause all Collections in each bank account maintained by each Loan Party, except the Operating Account and the Payroll Accounts, to be transferred on a daily basis to the Dominion Account. All funds deposited in the Dominion Account shall immediately be deemed trust funds held on behalf of Agent for the benefit of Lenders, and Borrowers shall obtain an agreement in favor of Agent by the bank at which the Dominion Account is maintained to waive any offset rights against the funds so deposited. Agent assumes no responsibility for deposit to the Dominion Account, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  6.2.6 COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL. To expedite collection, each Borrower shall, and shall cause its Subsidiaries to endeavor in the first instance to make collection of its Accounts for the benefit of Agent and the Lenders. All remittances received by any Loan Party on account of its Accounts, together with the proceeds of any other Collateral, shall be held for the benefit to Agent and the Lenders by such Loan Party as trustee of an express trust for the benefit of Agent and the Lenders, and such Loan Party shall immediately deposit the Collections in kind in the Dominion Account or in a bank account maintained by such Loan Party to be transferred on a daily basis to the Dominion Account. Agent retains the right at all times after the occurrence and during the continuation of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the reasonable collection costs and expenses, including reasonable attorneys' fees, to Borrowers.

         6.3 PERMITTED DISPOSITIONS OF SECTION 5.5 PROPERTIES. Dispositions of the Section 5.5 Properties may be made, subject to the following:

                  6.3.1 MEADOWLAKE FACILITY. Borrowers may cause all of the right, title and interest of the Loan Parties in and to the Meadowlake Facility, or portion thereof, to be sold to the tenant under the Meadowlake Lease in accordance with and subject to the provisions of the Meadowlake Option, PROVIDED, HOWEVER, that the full amount of the net proceeds of such sale is, concurrently with the closing thereof, paid over to Agent as a mandatory prepayment pursuant to SECTION 3.3.1, for application as provided in SECTION 3.3.1.

                  6.3.2 MISSION VISTA FACILITY. Borrowers may cause all of the right, title and interest of the Loan Parties in and to the Mission Vista Facility, or any portion thereof, to be sold to any Person or Persons that is not, at the closing of such sale or after giving effect thereto, an Affiliate of any Loan Party, PROVIDED, HOWEVER, that, if at the time such sale is consummated an Event of Default is continuing, the full amount of the net proceeds of such sale is, concurrently with the closing thereof, paid over to Agent as a mandatory prepayment pursuant to SECTION 3.3.1, for application as provided in
SECTION 3.3.1.

                  6.3.3 MIDVALE FACILITY. Borrowers may cause all of the right, title and interest of the Loan Parties in and to the Midvale Lease to be terminated, including a termination in connection with the sale of the Midvale Facility by the lessor under the Midvale Lease.

                  6.3.4 OKLAHOMA LLC INTERESTS. Borrowers may, at any time and from time to time, cause all of the right, title and interest of the Loan Parties in and to the Oklahoma LLC Interests (including Distributions payable with respect thereto) to be conveyed to Charter Behavioral Health Systems, LLC or its affiliates in furtherance of the consummation of the transaction contemplated by the Purchase Agreement dated as of June 24, 1998, as amended by Amendment No. 1 dated as of September 30, 1998, among Charter Behavioral Health Systems, LLC, Ramsay Health Care, Inc., Carolina Treatment Center, Inc., Houma Psychiatric Hospital, Inc., Mesa Psychiatric Hospital, Inc., RHCI San Antonio, Inc., The Haven Hospital, Inc., Transitional Care Ventures (Arizona), Inc., Transitional Care Ventures (North Texas), Inc. and Transitional Care Ventures (Texas), Inc.

         6.4      ADMINISTRATION OF EQUIPMENT.

                  6.4.1 RECORDS AND SCHEDULES OF EQUIPMENT. Each Borrower shall, and shall cause each Subsidiary to, keep accurate records itemizing and describing the kind, type, quantity and value of its Equipment and all dispositions made in accordance with SECTION 6.4.2, and shall furnish to Agent, upon Agent's request, a current schedule containing the foregoing information on at least an annual basis and, during the continuance of an Event of Default, more often if requested by Agent.

                  6.4.2 DISPOSITIONS OF EQUIPMENT. No Borrower will sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; PROVIDED, however, that the foregoing restriction shall not apply (i) to dispositions in accordance with
SECTION 6.3, or, (ii) for so long as no Default or Event of Default exists, to dispositions of any Loan Party's Equipment which, in the aggregate in respect to all such dispositions by all Loan Party's during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $250,000 or less, provided that all proceeds thereof, if and to the extent required under
SECTION 3.3.1, are remitted to Agent for application to the Loans pursuant to
SECTION 3.3.1 or are expended pursuant to clause (iii) of this sentence, or
(iii) replacements of Equipment that is substantially worn, damaged, redundant, replaceable with better Equipment or obsolete with Equipment of like kind, function and value provided that the replacement Equipment shall be acquired prior to or concurrently or within 90 days of the disposition of the worn, damaged, redundant, replaceable with better Equipment, or obsolete Equipment, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrowers shall have given Agent at least 5 days prior written notice of such disposition.

         6.5 PAYMENT OF CHARGES. All amounts chargeable to any Borrower under
SECTION 6 shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to the Base Rate Portions of Revolving Credit Loans from time to time.

SECTION 7. REPRESENTATIONS AND WARRANTIES

         7.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lender to enter into this Agreement and to make advances hereunder, each Borrower, jointly and severally, warrants, represents and covenants to Agent and Lenders that:

                  7.1.1 ORGANIZATION AND QUALIFICATION. Except as otherwise disclosed on EXHIBIT D, each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Loan Party is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT D hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

                  7.1.2 CORPORATE POWER AND AUTHORITY. Each Loan Party is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (i) require any consent or approval of the shareholders of any Loan Party; (ii) contravene any Loan Parties', articles or certificate of incorporation or by-laws; (iii) violate, or cause any Loan Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Loan Party; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Loan Party is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Loan Party.

                  7.1.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its respective terms (subject, as to enforcement, to general principles of equity, and to bankruptcy, insolvency and similar rights affecting creditors' rights generally).

                  7.1.4 CAPITAL STRUCTURE. EXHIBIT E hereto states: (i) the correct name of each Loan Party, its jurisdiction of incorporation and the percentage of its Voting Stock owned by any other Loan Party; (ii) the name of each of Loan Party's corporate or joint venture Affiliates and the nature of the affiliation; (iii) the number, nature and holder of all outstanding Securities of each Loan Party (except with respect to Holdings, such information is with respect to the Preferred Stock only); and (iv) the number of authorized, issued and treasury shares of each Loan Party (except Holdings). Each Borrower has good title to all of the shares it purports to own of the stock of each of its respective Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as otherwise provided in EXHIBIT E, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Loan Party. Except as set forth in EXHIBIT E, there are no outstanding agreements or instruments binding upon any shareholders of any Loan Party relating to the ownership of its shares of capital stock.

                  7.1.5 CORPORATE NAMES. Since June 30, 1993, no Loan Party has been known as or used any corporate, fictitious or trade names except those listed on EXHIBIT F hereto. Since June 30, 1993, except as set forth on EXHIBIT F, no Loan Party has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                  7.1.6 BUSINESS LOCATIONS, AGENT FOR PROCESS. The chief executive office and other places of business of each Loan Party are as listed on EXHIBIT B hereto. During the preceding one-year period, no Loan Party has had an office, place of business or agent for service of process other than as listed on EXHIBIT B.

                  7.1.7 TITLE TO PROPERTIES; PRIORITY OF LIENS. Each Borrower and its Subsidiaries has good and insurable, title to or valid and subsisting leasehold estate in, as applicable, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except for Permitted Liens and for Liens being contested in the manner provided for in SECTION 7.1.14. Each Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Borrower's Properties that is not a Permitted Lien, unless any such claim is being contested in the manner provided for in SECTION 7.1.14. The Liens granted to Agent for its benefit and the ratable benefit of Lender under SECTION 5 are first priority Liens, subject only to Permitted Liens.

                  7.1.8 ACCOUNTS. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by any Loan Party with respect to any Account or Accounts. Unless otherwise indicated in writing to Agent, with respect to each Account:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Loan Party in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Loan Party and the Account Debtor;

                  (iii) It is for a liquidated amount maturing as stated in an invoice covering such sale or rendition of services, or an electronic record of which is available to Agent;

                  (iv) Other than by reason of matters occurring in the ordinary course of Borrowers' business, such Account, and Agent's security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes where the amount in controversy is deemed by Agent to be immaterial, and, subject to the foregoing, each such Account is absolutely owing to a Loan Party and is not contingent in any respect or for any reason;

                  (v) No Loan Party has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts, settlements or allowances which are granted by such Loan Party in the ordinary course of its business in accordance with past practice;

                  (vi) To the best knowledge of Borrowers, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto (other than refunds in the ordinary course of business and refunds and settlements consistent with past practices and other than those accounts for which an allowance for doubtful accounts has been established in the most recent financial statements delivered to Agent pursuant to SECTION 8.3);

                  (vii) To the best knowledge of Borrowers, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                  (viii) To the best knowledge of Borrowers, there are no proceedings or actions which are threatened or pending against any material Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

                  7.1.9 EQUIPMENT. The Equipment of each Borrower is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit any material portion of the Equipment to become affixed to any real Property leased to any Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, and no Borrower will permit any of the Equipment of any Loan Party to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

                  7.1.10 FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated balance sheets of Holdings and its Subsidiaries described therein (including the accounts of all Subsidiaries of Holdings for the respective periods during which a Subsidiary relationship existed) as of June 30, 1998 and the related statements of income, shareholders equity and cash flow for the periods ended on such dates, have been prepared in accordance with GAAP (other than the absence of footnotes), and present fairly, in all material respects, the financial position of Holdings and its Subsidiaries at such dates and the results of Holdings' operations for such periods (subject to normal year-end non-material adjustments). Since June 30, 1998, there has been no material change in the condition, financial or otherwise, of Holdings and its Subsidiaries as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Holdings and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate constituted or resulted in a Material Adverse Effect, except as disclosed to the contrary in EXHIBIT Y attached to this Agreement as of the Closing Date. Each fiscal year of Holdings and each of its Subsidiaries ended before December 31, 1998, ended on June 30th of the year in question; each fiscal year of Holdings and each of its Subsidiaries ending on or after December 31, 1998, will end on December 31st of the year in question.

                  7.1.11 FULL DISCLOSURE. The financial statements referred to in SECTION 7.1.10 do not, nor does this Agreement or any other written statement of any Loan Party to Agent or any Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which the same were made. There is no fact or circumstances which any Loan Party has failed to disclose to Agent and Lenders in writing which could reasonably be expected to have a Material Adverse Effect.

                  7.1.12 SOLVENT FINANCIAL CONDITION. Each Loan Party is now and, after giving effect to the Loans to be made and the Letters of Credit and LC Guaranties to be issued hereunder, at all times will be, Solvent.

                  7.1.13 SURETY OBLIGATIONS. Except as set forth on EXHIBIT V, no Loan Party is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, except for Indebtedness permitted under SECTION 8.2.3.

                  7.1.14 TAXES. The federal tax identification number of each Loan Party is shown on EXHIBIT G hereto. Each Loan party has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, except to the extent any such Taxes are being Properly Contested. The provision for Taxes on the books of each Borrower and each Subsidiary of each Borrower, taken as a whole, are adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year.

                  7.1.15 BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement, except for investment banking fees payable by Holdings to an un-Affiliated Person pursuant to a written agreement, a correct and complete copy of which has been furnished by Holdings to Agent.

                  7.1.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights owned or possessed by Borrower are listed on EXHIBIT H hereto.

                  7.1.17 GOVERNMENTAL CONSENTS. Each Loan Party has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to so lease, or be in good standing, would not reasonably be expected to have a Material Adverse Effect.

                  7.1.18 COMPLIANCE WITH LAWS. Each Loan Party has duly complied with, in all material respects, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Laws, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Loan Party under any such law, rule or regulation. Each Loan Party has established and maintains an adequate monitoring system to insure that it remains in compliance, in all material respects, with all federal, state and local laws, rules and regulations applicable to it.

                  7.1.19 RESTRICTIONS. No Loan Party is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could reasonably be expected to have a Material Adverse Effect.

                  7.1.20 LITIGATION. Except as set forth on EXHIBIT J, there are no actions, suits, or proceedings, or, to the knowledge of Borrowers, investigations, pending, against or affecting any Loan Party, or the business, operations, Properties, prospects, profits or condition of any Loan Party, nor, to the knowledge of any Loan Party, are any such actions, suits, proceedings or investigations threatened, except those as of the date hereof in which a determination adverse to any Loan Party could not reasonably be expected to have a Material Adverse Effect, and except those arising after the date hereof which could not reasonably be expected to have a Material Adverse Effect. No Loan Party is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal binding upon it or any of its Properties.

                  7.1.21 NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or the performance by any Loan Party hereunder, constitute a Default or an Event of Default. No Loan Party is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed the amount of which, together with the amount of any other such Indebtedness for Money Borrowed with respect to which there has been and continues to be a default in payment, exceeds $500,000.

                  7.1.22 LEASES. EXHIBIT K is a complete listing of all capitalized leases of each Borrower and its Subsidiaries, and EXHIBIT L sets forth a complete listing of all operating leases of each Borrower and its Subsidiaries. Each Borrower and each of such Borrower's Subsidiaries is in compliance, in all material respects, with all of the terms of each of their respective capitalized and operating leases.

                  7.1.23 PENSION PLANS. Except as disclosed on EXHIBIT M, no Loan Party has any Plan. Each Loan Party is in compliance, in all material respects, with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could reasonably be expected to have a Material Adverse Effect on any Loan Party exists in connection with any Plan. No Loan Party has any withdrawal liability in connection with a Multiemployer Plan.

                  7.1.24 TRADE RELATIONS. There exists no actual or, to the best knowledge of Borrowers, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrowers and their Subsidiaries, taken as a whole, the result of which could reasonably be expected to have a Material Adverse Effect, and there exists no condition or state of facts or circumstances which could reasonably be expected to have a Material Adverse Effect or prevent any Loan Party from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted by such Loan Party.

                  7.1.25 LABOR RELATIONS. Except as described on EXHIBIT N, no Borrower nor any Subsidiary of any Borrower is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of employees of any Borrower or its Subsidiaries, or, to the knowledge of the Borrowers, threats of strikes or work stoppages, or any asserted pending demands for collective bargaining by any union or organization.

                  7.1.26 MEDICARE; MEDICAID AND OTHER GOVERNMENTAL PAYORS. Each Loan Party is in compliance in all material respects with all applicable laws, rules and regulations of the Medicare, Medicaid and other governmental healthcare programs, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect, and has filed all claims, invoices, returns and other forms, the use of which is required or permitted by such programs, in the manner prescribed, except where such failure to file could not reasonably be expected to have a Material Adverse Effect. All claims, returns, invoices and other forms made by any Borrower to Medicare, Medicaid or any other governmental health or welfare related entity or any other third party payor since the inception of such Loan Party are in all respects true, complete, correct and accurate in all material respects, except to the extent that such inaccuracies could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in EXHIBIT S, no deficiency in any such claims, returns or other filings, including claims for over- payments, or deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider or reimbursement entities relating to Medicare or Medicaid claims or any other third party payor, and there is no basis for any material claims or requests for reimbursement, that, in either case, if paid or required to be paid, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Nevertheless, each Loan Party currently maintains, and will continue to maintain, in accordance with GAAP, capital reserves sufficient to pay any such deficiency. No Loan Party has been subject to any audit relating to fraudulent Medicare or Medicaid procedures or practices. Except as set forth in EXHIBIT S, there is no basis for any claim or request for recoupment or reimbursement from any Loan Party by, or for reimbursement by any Loan Party of, any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims, that if paid or required to be paid, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  7.1.27 ABSENCE OF CERTAIN BUSINESS PRACTICES. No officer, director, employee or agent of any Loan Party, nor any other person or entity acting on behalf of any Loan Party, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, governmental employee or other person or entity with whom or which any Loan Party has done business directly or indirectly; or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, governmental employee or other person or entity who is or may be in a position to help or hinder the business of any Loan Party (or assist any Loan Party in connection with any actual or proposed transaction) which, in the case of either clause (i) or clause (ii) above, would reasonably be expected to subject such Loan Party to any damage or penalty in any civil, criminal or governmental litigation or proceeding that could reasonably be expected to have a Material Adverse Effect.

                  7.1.28 FRAUD AND ABUSE. To the knowledge of any Loan Party after due inquiry, no Loan Party, no Loan Party personnel nor any Loan Party's officers and directors, have engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, the Medicare and Medicaid Anti-Fraud and Abuse Amendments found at 42 U.S.C. sections 1320a-7, 1320a-7a and 1320a-7b, Stark II found at 42 U.S.C. section 1395nn, the Civil False Claims Act found at 31 U.S.C. section 3727, the criminal false claims statute found at 18 U.S.C. section 287, the federal CHAMPUS statute or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct promulgated by the appropriate licensing authority of the state or states in which such entity does business including, but not limited to, the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;
(iii) presenting or causing to be presented a claim for reimbursement for services under CHAMPUS, Medicare, Medicaid, or other state health care program that is for an item or service that is known or should be known to be (a) not provided as claimed, or (b) false or fraudulent; (iv) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; (v) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or other state health care program, or (b) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or other state health care program; or (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (a) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (b) information required to be provided under section 1124A of the Social Security Act (42 U.S.C. section 1320a-3).

                  7.1.29 CONTROLLED SUBSTANCES. No Loan Party's officers and directors, or, to the knowledge of any Loan Party after due inquiry, persons who provide professional services under agreements with any Loan Party have, in connection with their activities, directly or indirectly related to any Loan Party and in their professional capacities only, as applicable, engaged in any activities which are prohibited under the federal Controlled Substances Act, 21 U.S.C. section 801 ET SEQ. or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

                  7.1.30 GOVERNMENTAL AUTHORITY. There are no outstanding notices of deficiencies relating to any Loan Party or any Loan Party's personnel issued by any governmental authority or third party payor requiring conformity or compliance with any applicable law or condition for participation of such governmental authority or third party Payor which could reasonably be expected to have a Material Adverse Effect, and after reasonable and independent inquiry and due diligence and investigation, no Loan Party nor any Physician employed by any Loan Party has any knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the ordinary course. Each Loan Party and each employee and independent contractor of each Loan Party (including, but not limited to, physicians, pharmacists, nurses, psychologists, psychiatrists, therapists, counselors, and administrators) have been granted all valid licenses, permits, authorizations, approvals, certifications, and accreditations, all of which are currently valid and in full force and effect, from federal, state, local, and foreign government regulatory bodies and recognized certifying and accrediting organizations necessary to carry on their respective businesses and practices as such business and practices have been, and continue to be, conducted, except where the failure to obtain or maintain the same could not reasonably be expected to have a Material Adverse Effect

                  7.1.31 RATES AND REIMBURSEMENT POLICIES. Except as are being pursued in the ordinary course of business consistent with past practices, no Loan Party and no Loan Party's personnel has any rate appeal currently pending before any governmental authority or any administrator of any governmental third party Payor program.

                  7.1.32 MATERIAL AGREEMENTS. Except as set forth in EXHIBIT X, no Borrower is party to, nor is any Property of any Borrower bound by, any contract or agreement the breach of, or occurrence of a default under, would reasonably be expected to result in a Material Adverse Effect.

                  7.1.33 INSURANCE. Each Loan Party represents and warrants that such Loan Party currently maintains, and will continue to maintain in accordance with current practices, sufficient levels of professional liability insurance (in the minimum amounts of $1,000,000 per occurrence and $3,000,000 in the aggregate) to cover any and all malpractice acts committed by, or at the direction of, any licensed individual employed or otherwise engaged by such Loan Party.

                  7.1.34 COMPLIANCE PLAN. Each Loan Party has conducted an internal audit of its third party billing and collection practices, including billing and collection practices related to

Medicare and Medicaid reimbursement, and has implemented a company-wide corporate compliance program and plan of action in substantial compliance with the federal Sentencing Guidelines.

                  7.1.35 INACTIVE SUBSIDIARIES. As of the Closing Date, none of the Inactive Subsidiaries has (either by ownership or lease) property or assets with an aggregate fair market value of more than $10,000 or any employees or business operations and the aggregate fair market value of all assets and property of all Inactive Subsidiaries together does not exceed $50,000.

         7.2 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain, subject to any express qualifications contained therein, accurate, complete and not misleading at all times during the term of this Agreement, except for (a) such representations and warranties that by their nature are limited only to a specific date in time and
(b) changes in the nature of the business or operations of any Loan Party occurring, other than by reason of an act or omission that would constitute a Default or Event of Default, that would render the information in any EXHIBIT either inaccurate, incomplete or misleading in any material respect in light of the circumstances under which the same are made or reaffirmed; PROVIDED that Agent and Required Lenders have consented to such changes, or to the actions or transactions resulting in such changes, or that such changes are, or result from actions or transactions that are, expressly permitted by this Agreement, and Borrowers shall be entitled to amend EXHIBITS B, D through H, and K through N, and X to reflect any such change in the nature of the business or operations of any Loan Party (i) to which Agent and Required Lenders have consented, (ii) that is expressly permitted by this Agreement, or (iii) that has occurred other than by reason of an act or omission that would constitute a Default or Event of Default.

         7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for such representations and warranties that by their nature are limited only to a specific date in time, all representations and warranties of each Loan Party contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

         8.1 AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations owed to Agent or any Lender, each Borrower, on a joint and several basis, covenants that, unless otherwise consented to by Agent and Required Lenders in writing, they shall:

                  8.1.1 VISITS AND INSPECTIONS. Permit representatives of Agent or any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to (i) visit and inspect the Properties of Borrower and each of its Subsidiaries, and (ii) inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, any Loan Party's business, assets, liabilities, financial condition, business prospects and results of operations.

                  8.1.2 NOTICES. Notify Agent in writing (a) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect, and (b) promptly after any Borrower learning thereof, of the commencement of (i) any litigation affecting any Loan Party or any of their respective Properties which if determined adversely to any Loan Party, would have a Material Adverse Effect, unless the claim involved (A) is considered by such Borrower to be covered to the full amount thereof by insurance (subject to customary deductibles maintained on a basis consistent with past practices); (B) defense of the claim has been tendered to Borrowers' insurance carrier, and (C) Borrowers' insurance carrier has not denied or disputed coverage, and (ii) the institution of any administrative proceeding which if determined adversely to any Loan Party, would have a Material Adverse Effect; (c) at least thirty (30) days prior thereto, of
(i) any Borrower's opening of any new office or place of business in any jurisdiction in which, as of the date of this Agreement, such Borrower is not qualified to do business in such jurisdiction under the Applicable Laws of such jurisdiction, or (ii) any Borrower's closing of any existing office or place of business if the value of any Collateral to be located or located at such office or place of business to be closed exceeds $25,000, except, as to a Section 5.5 Property, any closing of a facility or office included therein in connection with a disposition thereof under SECTION 6.3; (d) promptly after any Borrower's learning thereof, of any general labor dispute to which such Borrower or any of its Subsidiaries may become a party, any strikes or walkouts relating to any of their respective plants or other facilities, and the expiration of any labor contract to which any of them is a party or by which any of them is bound; (e) promptly after any Borrower's learning thereof, of any material default by any Loan Party under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness exceeding $500,000; (f) promptly after the occurrence thereof, of any Default or Event of Default; (g) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to any Borrower or its Subsidiaries exceeding $500,000; and (h) promptly after the rendition thereof, of any judgment rendered against any Loan Party in an amount exceeding $250,000.

                  8.1.3 FINANCIAL STATEMENTS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Holdings' certified public accountants concur in any change therein and such change is disclosed to Agent and Lenders and is consistent with GAAP):

                           (i) as soon as available but not later than 115 days after the close of each fiscal year of Holdings, unqualified audited (in respect to the Consolidated financial statements only) financial statements of Holdings and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified (in respect to the Consolidated financial statements only) public accountants of recognized standing selected by Holdings but reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs);

                           (ii) as soon as available but not later than 35 days after the end of each month hereafter, including the last month of Holdings' fiscal year, unaudited interim financial statements of Holdings and its Subsidiaries as of the end of such month and of the portion of Holding's financial year then elapsed, on a Consolidated and, in the case of the income statement, consolidating basis, certified by the principal financial officer of Holdings as prepared in accordance with GAAP and fairly presenting in all material respects the Consolidated financial position and results of operations of Holdings and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iii) monthly, on or before the 10th day of each month, a report itemizing and describing, in reasonable detail, including the amount or amounts in question, Settlement Items arising during the preceding month;

                           (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Holdings has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Holdings files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                           (v) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan;

                           (vi) such data and information (financial and otherwise) as Agent or Required Lenders, from time to time, may reasonably request, bearing upon or related to the computation of the Borrowing Base, and the components thereof, including, without limitation, the Reimbursement Rate;

                           (vii) such schedules, data and information (financial and otherwise) as Agent or Required Lenders, from time to time, may reasonably request, bearing upon or related to Borrowers' accounts payable, and agings thereof; and

                           (viii) such other data and information (financial and otherwise) as Agent or Required Lenders, from time to time, may reasonably request, bearing upon or related to the Collateral or financial condition or results of operations of any Loan Party.

                  Concurrently with the delivery of the financial statements described in clause (i) of this SECTION 8.1.3, Holdings shall forward to Agent and Lenders a copy of the final accountants' letter issued to Holdings' management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this SECTION 8.1.3, or more frequently if requested by Agent during the continuance of any Event of Default, Holdings shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate in substantially the form of EXHIBIT O hereto executed by the Chief Financial Officer of Holdings.

                  Each Borrower hereby authorizes Agent or its designated representatives to communicate directly with its independent certified public accountants and authorizes those accountants to disclose to Agent any and all financial statements and other supporting financial documents and schedules. At or before the initial Closing Date, each Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this SECTION 8.1.3. Further within five (5) days after the earlier of the last day of each fiscal year of Holdings and the date Holdings engaged independent certified public accountants to audit Holding's financial statements, Holdings shall deliver to such independent certified public accountants a letter from Holdings addressed to such independent certified public accountants indicating that it is an intention of Holdings in engaging such accountants that Agent and Lenders rely upon such financial statements of Holdings and its Subsidiaries.

                  Each Borrower covenants that the financial statements prepared for each of Holdings Subsidiaries shall, in accordance with GAAP, include charges or expenses for the compensation, fringe benefits and other employment costs for all employees who perform materials services to such Subsidiary and such other costs, charges or expenses which should be charged to such Subsidiary in accordance with good business and accounting practice.

                  8.1.4 YEAR 2000 COMPLIANCE. Take all necessary action and cause each of its Subsidiaries to take all necessary action to assure that at all times the computer-based systems utilized by such Borrower and each of its Subsidiaries are able to effectively interpret, process and manipulate data, including dates on and after December 31, 1999. At Lender's request, Borrowers shall provide to Lender assurance reasonably satisfactory to Lender that the computer-based systems utilized by Borrower and each of its Subsidiaries are able to recognize and perform without error functions involving dates before, on and after December 31, 1999.

                  8.1.5 PROJECTIONS. No later than 30 days prior to the end of each fiscal year of Holdings deliver to Agent and Lenders Projections of Holdings (consisting of Consolidated balance sheets, income statements and cash flow statements, and consolidating income statements, together with supporting details and underlying assumptions) for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month on a unconsolidated. consolidating and Consolidated basis.

                  8.1.6 TAXES. Pay and discharge, and cause each Subsidiary to pay and discharge, all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and only to the extent that such Taxes are being Properly Contested.

                  8.1.7 COMPLIANCE WITH LAWS. Comply and cause each Subsidiary to comply, with all Applicable Laws, including all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of all Taxes, and all ERISA and Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain or keep in force could reasonably be expected to have a Material Adverse Effect.

                  8.1.8 CERTAIN OTHER INSURANCE. In addition to the insurance required herein with respect to the Collateral, each Loan Party shall maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) as is customary in its business and in such amounts as are reasonably acceptable to Lender.

                  8.1.9 BORROWING BASE CERTIFICATE. If the Borrowing Base Change Notice is given by Agent to Borrowers, Borrowers shall deliver the initial Borrowing Base Certificate required thereunder within three (3) Business Days after the date on which the Borrowing Base Change Notice is given, and, thereafter, as soon as available and in any event within fifteen (15) days after the end of each month (including the month preceding the month in which the Borrowing Base Change Notice is given if the same is given on or before the twelfth day of a calendar month), and from time to time within three (3) Business Days of the request of Lender, Borrowers will deliver to Lender a Borrowing Base Certificate as at the last day of the preceding month (or if furnished at the request of Lender, as at the date of the request), prepared on a consolidated basis and otherwise in form and substance reasonably satisfactory to Lender.

                  8.1.10   FURTHER ASSURANCES.

                           (A) Each Borrower shall and shall cause each Loan
Party to, from time to time, execute such guaranties, financing statements, documents, mortgages, security agreements and reports as Agent or Required Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

                           (B) At Agent's or Required Lenders' request,
Borrowers shall cause any Subsidiary of any Borrower that is not itself a Borrower promptly to join in this Agreement as a "Borrower," or, at the option of Agent, to guaranty the Obligations, and, in either case, to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such joinder or such guaranty, and such security shall be or be on terms substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent.

                  8.1.11 EXCHANGE AGREEMENT TRANSACTIONS AND HSR. On or before December 15, 1998, and provided Holdings either has received an "early termination" under the Hart-Scott-Rodino Anti-Trust Improvements Act, or all applicable waiting periods thereunder shall have expired, Holdings shall have completed the transactions contemplated by the Exchange Agreement and as a result thereof no Class B Redeemable Preferred Stock, Series 1997-A, $1.00 par value, of Holdings shall be outstanding and the outstanding principal balance of the Junior Subordinated Notes as a result of the issuance of Common Stock as payment on the outstanding principal balance of such Junior Subordinated Notes shall not be greater than $6,883,553, plus any capitalized interest with respect thereto for the period after the Closing Date. Holdings shall request an early termination under, and, in connection therewith, shall use its best efforts to supply all requested information necessary for an early termination under, the Hart-Scott-Rodino Anti-Trust Improvements Act of the transactions contemplated by the Exchange Agreement.

         8.2 NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent and Lenders, each Borrower, on a joint and several basis, covenants that, unless Required Lenders have first consented thereto in writing, no Borrower will and no Borrower will permit any of its Subsidiaries directly or indirectly to:

                  8.2.1 MERGERS, CONSOLIDATIONS, ACQUISITIONS. Merge or consolidate, or permit any Subsidiaries to merge or consolidate, with any Person other than a Borrower or a Subsidiary of any Borrower that is not a party to this Agreement as a Borrower, but only if no Event of Default then exists (or will result therefrom) and a Borrower is the surviving or continuing entity; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person, except that, if no Event of Default then exists, a Borrower may acquire all or substantially all of the Properties of any of its Subsidiaries, unless such merger or acquisition otherwise not permitted hereby is consented to in writing by Agent or is consummated in compliance with the proviso contained in SECTION 8.2.9. Notwithstanding the foregoing, Borrowers may acquire the Rader Companies on the terms set forth in the Rader Purchase Agreement provided that each of the following conditions has been satisfied:

                  (A) such acquisition is completed on or before December 31, 1998, and is structured as a stock acquisition by a Borrower of the Rader Companies;

                  (B) Agent shall have received such duly executed and delivered agreements, instruments and documents as Agent shall request in order to create in favor of Agent, for its own benefit and on behalf of Lenders, a first priority perfected security interest in the real, personal and mixed property of the Rader Companies and the capital stock of the Rader Companies to secure the Obligations;

                  (C) the business and assets (and, if applicable, all shares of capital stock) so acquired in such acquisition shall be acquired by a Borrower free and clear of all Liens (other than Permitted Liens) unless otherwise permitted under this Agreement;

                  (D) no Indebtedness shall be incurred or assumed to finance such acquisition and no contingent obligations will be incurred or assumed in connection with such acquisition, which are prohibited by this Agreement;

                  (E) at the time of such acquisition, no Default and no Event of Default exists, or would be caused upon the consummation thereof;

                  (F) the consideration to be paid for such acquisition shall be cash, the total consideration to be paid in such acquisition on the closing date thereof shall not exceed $1,000,000 and such sum shall be paid solely from the proceeds of a capital contribution made in cash in exchange for Common Stock;

                  (G) contemporaneous with such acquisition, a Borrower enters into an employment agreement with Bill T. Rader, Ph.D. for a term of not less than three (3) years; and

                  (H) except for the first year of any earnout period, the amount of any earnout payments to be made in connection with such acquisition shall be less than or equal to EBITDA of Ramsay Educational Services, Inc. and its consolidated subsidiaries, including the Rader Companies, for the period used to calculate such earnout payment and in the first year of the earnout period such earnout payments may not exceed EBITDA for such period by more than $50,000.

Each acquisition consummated by a Borrower in accordance with the provisions of this SECTION 8.2.1, or as otherwise approved in writing by Agent, shall be referred to as a "PERMITTED ACQUISITION".

                  8.2.2 LOANS AND ADVANCES. Make, or permit any of its Subsidiaries to make, any loans or other advances of money to any Person, except
(a) for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business; (b) if no Event of Default exists at the time of funding, any Borrower may make loans and advances to any other Borrower (except a Restricted Subsidiary) for purposes other than as set forth in SECTION 8.2.2(a), and (c) if no Event of Default exists at the time of funding, Holdings may make loans and advances to the Restricted Subsidiaries for purposes other than as set forth in SECTION 8.2.2.(a), if the aggregate amount of such loans and advances made by Holdings to its Restricted Subsidiaries during any fiscal quarter is less than the aggregate amount of Distributions and other payments received by Holdings from its Restricted Subsidiaries during such fiscal quarter, in each case computed as of the last day of such fiscal quarter.

                  8.2.3 TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any of their respective Subsidiaries to create, incur or suffer to exist, any Indebtedness, except:

                           (i)  Obligations owing to Agent and Lenders;

                           (ii) The Junior Subordinated Debt and Indebtedness, if any, relating to the Preferred Stock;

                           (iii) Indebtedness of a Borrower or a Subsidiary if and to the extent permitted by SECTION 8.2.2;

                           (iv) Accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) ninety percent (90%) of which are aged not more than 45 days from the due date, or, if aged outside of the preceding parameters, that are being Properly Contested, but in each case initially incurred in the ordinary course of business and either paid within such time period or, if being Properly Contested at the time and in the manner contemplated in the definition of the term "Properly Contested";

                           (v)  Obligations to pay Rentals permitted by
         SECTION 8.2.16;

                           (vi) Permitted Purchase Money Indebtedness;

                           (vii) Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                           (viii) Capitalized Lease Obligations to the extent the underlying Capital Lease is permitted by the terms of SECTION 8.2.9;

                           (ix) Indebtedness in respect to deferred Taxes;

                           (x) Indebtedness existing on the Closing Date and described in EXHIBIT T attached hereto; and

                           (xi) Indebtedness not included in paragraphs (i) through (x) above which by its terms is unsecured and does not exceed at any time, in the aggregate, the sum of Five Hundred Thousand Dollars ($500,000).

                  8.2.4 AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any of their respective Subsidiaries to enter into or be a party to, any transaction with any Affiliate except pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower or Subsidiary.

                  8.2.5 LIMITATION ON LIENS. Create or suffer to exist, or permit any of their respective Subsidiaries to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                           (i) Liens at any time granted in favor of Agent for its benefit and the ratable benefits of Lenders;

                           (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being Properly Contested;

                           (iii) Liens arising in the ordinary course of its business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or (b) such Lien does not materially detract from the value of the Property or materially impair the use thereof in the operation of its business;

                           (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                           (v) such other Liens as appear on EXHIBIT P hereto;
         and

                           (vi) Liens arising in connection with Capitalized Lease Obligations to the extent the underlying Capital Lease is permitted pursuant to SECTION 8.2.9; and

                           (vii) such other Liens as Agent or Required Lenders may hereafter approve in writing.

                  8.2.6 SUBORDINATED DEBT. Except in accordance with the Subordination Agreement applicable thereto or the subordination provisions of such Subordinated Debt, as the case may be, (i) make, or permit any Loan Party to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, (ii) without the prior written consent of Agent, agree to any amendment, modification or supplement to any of the documents evidencing the Subordinated Debt, including, without limitation, any amendment, modification or supplement the effect of which is to increase the maximum principal amount of the Subordinated Debt, dividend rate or rate of interest on any of the Subordinated Debt, (iii) change the dates upon which payments of principal or interest, or dividends on the Subordinated Debt are due, (iv) change, or add any event of default or any covenant with respect to the Subordinated Debt, (v) change the redemption or prepayment provisions of the Subordinated Debt, (vi) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other debt, (vii) change the maturity date of any of the Subordinated Debt or otherwise to alter the repayment terms of the Subordinated Debt, (viii) grant any Liens or security interests in any assets of any Loan Party or any other assets securing the Obligations to secure the Subordinated Debt, or (ix) change or amend any other term of the documents evidencing the Subordinated Debt if such change or amendment would increase the obligations of any Loan Party or confer additional material rights on holder of the Subordinated Debt in a manner adverse to any Loan Party or Lender.

                  8.2.7 PARTNERSHIP OR JOINT VENTURES. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

                  8.2.8 DISTRIBUTIONS. Declare or make, or permit any of their respective Subsidiaries to declare or make, any Distributions, except that so long as no Default or Event of Default exists, (a) any Subsidiary of any Borrower may make Distributions to any Borrower, (b) any Borrower may make Distributions to any other Borrower, and (c) Holdings may pay regularly scheduled Distributions on the Preferred Stock , but only if and to the extent permitted under the Subordination Agreement.

                  8.2.9 CAPITAL EXPENDITURES. Make Capital Expenditures (including, by way of Capitalized Lease Obligations) which, in the aggregate, as to Holdings and its Subsidiaries, on a Consolidated basis, exceed, in the aggregate, (a) $600,000 during the period commencing on the Closing Date and ending on December 31, 1998, (b) $3,500,000 during the calendar year 1999, and
(c) $2,000,000 during any calendar year after 1999; provided, however, that, in addition to the Capital Expenditures permitted under this SECTION 8.2.9, (A) Borrowers may make Capital Expenditures to the extent funded with the proceeds of an Acquisition Loan and (B) Borrowers may make Capital Expenditures consisting of the acquisition costs of real property and improvements constituting, or to be operated as, Group Homes acquired by a Borrower during the period commencing on the Closing Date and ending on February 28, 1999, which do not exceed $500,000 in the aggregate if:

                  (i) each such acquisition is completed on or before February 28, 1999, and is structured as an asset acquisition by a Borrower;

                  (ii) if requested by Agent, Agent shall have received such duly executed and delivered agreements, instruments and documents as Agent shall request in order to create in favor of Agent, for its own benefit and on behalf of Lenders, a first priority perfected security interest in the real, personal and mixed property so acquired to secure the Obligations;

                  (iii) the assets acquired in each such acquisition shall be acquired by a Borrower free and clear of all Liens (other than Permitted Liens);

                  (iv) no Indebtedness shall be incurred or assumed to finance such acquisition, other than Revolving Loans hereunder;

                  (v) the assets so acquired are located in the United States or in Puerto Rico; and

                  (vi) the full amount of the consideration to be paid for such acquisition shall be paid in cash concurrently with the closing thereof.

                  8.2.10 DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of, or permit any of their respective Subsidiaries to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) transfers of Property to a Borrower by another Borrower or by a Subsidiary of a Borrower if permitted under SECTION 8.2.1, and (ii) dispositions expressly permitted pursuant to SECTIONS 6.3, 6.4.2, 8.2.1 and 8.2.8.

                  8.2.11 STOCK OF SUBSIDIARIES. Permit any of their respective Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

                  8.2.12 RESTRICTED INVESTMENT. Make or have, or permit any of their respective Subsidiaries to make or have, any Restricted Investment.

                  8.2.13 MARGIN SECURITIES. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations U or X or any other regulation of the Federal Reserve Board then in effect.

                  8.2.14 TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than their respective Subsidiaries.

                  8.2.15 HEDGING TRANSACTIONS. Engage, without Agent's prior written consent, in any currency, commodity or interest rate hedging or similar transactions.

                  8.2.16 LEASES. Become, or permit any of the Subsidiaries of Holdings to become, a lessee under any operating lease executed after the Closing Date (other than a lease under which a Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases executed after the Closing Date under which Holdings or any of its Subsidiaries is then lessee would exceed $500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  8.2.17 LIMITS ON INACTIVE SUBSIDIARIES. Permit any Inactive Subsidiary to (i) acquire, by purchase or lease, any property or assets, or (ii) hire any employees or commence any business operations, in any event unless such Inactive Subsidiary is, or concurrently therewith becomes, a Guarantor or a party to this Agreement as a Borrower. In addition, no Borrower shall make any loans to or investments in any Inactive Subsidiary prior to such Inactive Subsidiary's becoming a Guarantor or a party to this Agreement as a Borrower without the prior written consent of Agent and Required Lenders.

                  8.2.18 LIMITS ON PREFERRED STOCK. Issue any additional shares of Preferred Stock, unless any liabilities or obligations with respect thereto are subordinated to the Obligations in the manner set forth in the Subordination Agreement or otherwise in a manner satisfactory to Agent.

         8.3 SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lenders, each Borrower, jointly and severally, covenants that, unless otherwise consented to by Required Lenders in writing, Holdings, on a Consolidated basis, shall:

                  8.3.1 FIXED CHARGE COVERAGE RATIO. Maintain, as of the end of each fiscal quarter set forth below, for the cumulative period ending on such date, a Fixed Charge Ratio of not less than the ratio set forth below for each period indicated below:

                           Period                            Amount
                           ------                            ------

                  (i)      Three calendar month        (i)      .85 to 1.0
                           period ending on
                           December 31, 1998

                  (ii)     Six calendar month          (ii)     1.00 to 1.0
                           period ending on
                           March 31, 1999

                  (iii)    Nine calendar month         (iii)    1.00 to 1.0
                           period ending on
                           June 30, 1999

                  (iv)     Twelve calendar month       (iv)     1.00 to 1.0
                           period ending on

                           September 30, 1999

                  (v)      Twelve calendar month       (v)      1.10 to 1.0
                           period ending
                           on December 31, 1999


                  (vi)     Twelve calendar month       (vi)     1.10 to 1.0
                           period ending on
                           March 31, 2000

                  (vii)    Twelve calendar month       (vi)     1.10 to 1.0
                           period ending on
                           June 30, 2000


                  (viii)   Twelve calendar month       (viii)   1.15 to 1.0
                           period ending on
                           September 30, 2000

                  (x)      Twelve calendar month       (x)      1.15 to 1.0
                           period ending
                           respectively on the last
                           day of each thereafter
                           occurring fiscal quarter

                  8.3.2 INTEREST COVERAGE RATIO. Achieve, at the end of each fiscal quarter set forth below, for the cumulative period ending on such date, an Interest Coverage Ratio not less than the ratio set forth below for the period corresponding thereto:

                                    Period                        Ratio
                                    ------                        -----

                  (i)      Three calendar month          (i)      3.75 to 1.0
                           period ending on
                           December 31, 1998

                  (ii)     Six calendar month            (ii)     3.75 to 1.0
                           period ending on
                           March 31, 1999

                  (iii)    Nine calendar month           (iii)    3.75 to 1.0
                           period ending on
                           June 30, 1999

                  (iv)     Twelve calendar month         (iv)     3.75 to 1.0
                           period ending on

                           September 30, 1998



                  (v)      Twelve calendar month         (v)      3.75 to 1.0
                           period ending
                           respectively on the last
                           day of each thereafter
                           occurring fiscal quarter

                  8.3.3 TOTAL INDEBTEDNESS TO EBITDA. As of the last day of each fiscal quarter set forth below (the "CALCULATION DATE"), a ratio of (i) Holdings' Total Indebtedness on such Calculation Date, to (ii) Holdings' EBITDA for the twelve calendar month period ending on such Calculation Date, of not greater than the ratio set forth below on the Calculation Date corresponding thereto:

                           Calculation Date                         Ratio
                           -----------------                        -----

                  (i)      December 31, 1998               (i)      6.00 to 1.0

                  (ii)     March 31, 1999                  (ii)     6.00 to 1.0

                  (iii)    June 30, 1999                   (iii)    4.00 to 1.0

                  (iv)     September 30, 1999              (iv)     4.00 to 1.0

                  (v)      December 31, 1999               (v)      3.50 to 1.0

                  (vi)     March 31, 2000                  (vi)     3.50 to 1.0

                  (vii)    June 30, 2000                   (vii)    3.00 to 1.0

                  (viii)   September 30, 2000              (viii)   3.00 to 1.0

                  (ix)     December 31, 2000               (ix)     2.50 to 1.0
                           and on the last day of
                           each thereafter occurring
                           fiscal quarter;

provided, however, that, notwithstanding anything to the contrary contained herein, (a) Holdings' EBITDA for purposes of the December 31, 1998 Calculation Date shall be the amount equal to (i) Holdings' EBITDA for the three months ending December 31, 1998, MULTIPLIED BY (ii) four; (b) Holdings' EBITDA for purposes of the March 31, 1999 Calculation Date shall be the amount equal to (i) Holdings' EBITDA for the six months ending March 31, 1999, MULTIPLIED BY (ii) two;

and (c) Holdings' EBITDA for purposes of the June 30, 1999 Calculation Date shall be the amount equal to (ii Holdings' EBITDA for the nine months ending June 30, 1999, MULTIPLIED BY (ii) four, and DIVIDED BY (iii) three.

                  8.3.4 PRO FORMA AVAILABILITY COVENANT. Permit, at any time, Pro Forma Quarterly Availability to be less than $3,000,000.

SECTION 9.        CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

         9.1 DOCUMENTATION. Agent and Lenders shall have received, in form and substance reasonably satisfactory to Agent and Lenders and their counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Agent and Lenders and their counsel shall require in connection therewith, including all documents, instruments, agreements and schedules listed in the SCHEDULE OF DOCUMENTS attached hereto and incorporated herein as EXHIBIT Q, all in form and substance satisfactory to Agent and Lenders and their counsel.

         9.2      NO DEFAULT.  No Default or Event of Default shall exist.

         9.3 OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

         9.4 AVAILABILITY. Agent shall have determined that immediately after Lenders have made the initial Loans contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby the aggregate amount of Borrowers' cash and Availability shall not be less than Nine Million Dollars ($9,000,000).

         9.5 NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

         9.6 CAPITAL CONTRIBUTION. Borrowers shall have provided Agent and Lenders with evidence acceptable to Lenders that Holdings has received a capital contribution of at least $2,500,000 in cash in exchange for Common Stock.

         9.7 PHASE I ENVIRONMENTAL SURVEY(S). Borrowers shall have delivered to Agent and Lenders Phase I Environmental Survey(s) for the real Property of Borrowers, the form and contents of which shall have been deemed satisfactory by Agent and Lenders in their sole discretion.

         9.8 JUNIOR SUBORDINATED DEBT EXCHANGE. Borrowers shall have provided Agent and Lenders with evidence acceptable to Agent and Lenders in their sole discretion that as of the Closing Date Borrowers have reduced the principal amount of the Junior Subordinated Notes by $600,000 as a result of the issuance of Common Stock to the holder thereof as provided in the Exchange Agreement and that after giving effect to such reduction, the outstanding principal balance of the Junior Subordinated Notes as of the Closing Date is not greater than $7,283,553.

         9.9 DRAFT FINANCIAL STATEMENTS . Agent and each Lender shall have received drafts of the audited financial statements of Holdings and its Subsidiaries for the period ending June 30, 1998. In addition, each Lender shall have had the opportunity to confer with the auditors regarding those statements.

SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         10.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "EVENT OF DEFAULT":

                  10.1.1 PAYMENT OF OBLIGATIONS. Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  10.1.2 MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Agent or Lenders by or on behalf of any Loan Party in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to SECTION 7.2.

                  10.1.3 BREACH OF SPECIFIC COVENANTS. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 5.2, 5.3, 6.1.1, 6.2, 8.1.1, 8.1.3, 8.2 or 8.3 on the date that such Borrower is required to perform, keep or observe such covenant.

                  10.1.4 BREACH OF OTHER COVENANTS. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in this SECTION 10.1) and the breach of such other covenant is not cured to Required Lender's satisfaction within fifteen (15) days after the sooner to occur of any Borrower's receipt of notice of such breach from Agent or Lenders or the date on which such failure or neglect first becomes known to any officer of any Borrower.

                  10.1.5 DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. Any event of default shall occur under, or any Loan Party shall default in the performance or observance of any term, covenant, condition or agreement contained, in any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

                  10.1.6 OTHER DEFAULTS. There shall occur any default or event of default on the part of Loan Party under any agreement, document or instrument to which Loan Party is a party or by which any Loan Party or any Property of any Loan Party is bound, creating or relating to any

Indebtedness in excess of $250,000 (other than the Obligations, but including the Subordinated Debt) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or if demand for payment of such Indebtedness is made by the holder or holders thereof.

                  10.1.7 UNINSURED LOSSES. Any loss, theft, damage or destruction of any of the Collateral with a value of $250,000 or more not fully covered (subject to such deductibles as Agent shall have permitted) by insurance.

                  10.1.8 ADVERSE CHANGES. There shall occur any material adverse change in the financial condition, business or operations of Borrowers, taken as a whole, which shall, after notice from Agent, continue without being mitigated or reversed within a period of thirty (30) days.

                  10.1.9 INSOLVENCY AND RELATED PROCEEDINGS. Any Loan Party shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Loan Party under the Bankruptcy Code (and if, with respect to any petition filed against any Loan Party, such proceeding shall continue for more than 30 days), or any Loan Party shall make any offer of settlement, extension or composition to its unsecured creditors generally.

                  10.1.10 BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of any Loan Party for a period which significantly affects the capacity of such Loan Party to continue its business, on a profitable basis; or any Loan Party shall suffer the loss or revocation of any license or permit now held or hereafter acquired by which is necessary to the continued or lawful operation of such Loan Party's business; or any Loan Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which such Loan Party's leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination materially and adversely affects such Loan Party's capacity to continue business, on a profitable basis; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation, and such condemnation or impairment of value could reasonably be expected to have a Material Adverse Effect.

                  10.1.11 CHANGE OF OWNERSHIP. (i) Holdings shall cease to own and control, directly or through one or more Subsidiaries, beneficially and of record, at least the percentage of the issued and outstanding capital stock of any Borrower (other than Holdings) owned and controlled by it on the Closing Date, as set forth in EXHIBIT E, (ii) the Control Group shall cease to own and control, beneficially and of record, sufficient shares of the issued and outstanding capital stock of Holdings so as to have the right to cast not less than thirty-five (35%) of all votes in the election of directors of Holdings and on each other matter that may be submitted to a vote of the shareholders of Holdings, or (iii) any Borrower shall cease to own and control, beneficially and of record, at least the percentage of the issued and outstanding capital stock of each of its respective Subsidiaries owned and controlled by it on the Closing Date, as set forth in EXHIBIT E.




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

                  10.1.12 ERISA. A Reportable Event shall occur which Agent, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Loan Party is in "default" (as defined in SECTION 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Loan Party's complete or partial withdrawal from such Plan, and such event could reasonably be expected to have a Material Adverse Effect.

                  10.1.13 CHALLENGE TO AGREEMENT. Any Loan Party or any Affiliate of any Loan Party shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent for its benefit and the ratable benefit of Lenders.

                  10.1.14 REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

                  10.1.15 CRIMINAL FORFEITURE. Any Loan Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Loan Party.

                  10.1.16 JUDGMENTS. Any (i) one or more money judgments, is entered against any Loan Party or any Property of any Loan Party which exceeds, in the aggregate, $500,000, and such judgment or, if more than one, any one of such judgments shall remain unpaid, unsatisfied by insurance, and unstayed for more than thirty (30) consecutive days, or (ii) writ of attachment or similar process is filed against any Loan Party, or any Property of any Loan Party, and such writ of attachment or similar process is not bonded or secured in an amount and manner reasonably satisfactory to Lender.

         10.2 ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with SECTION 3.2, upon the occurrence of an Event of Default and during the continuance thereof, Agent may, and, at request of the Required Lenders, shall (i) without notice, terminate this facility with respect to further Revolving Credit Loans, Acquisition Loans, and Letters of Credit and LC Guaranties, whereupon no Revolving Credit Loans or Acquisition Loans may be made hereunder and no Letters of Credit or LC Guaranties may be issued hereunder, and/or (ii) with notice, declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Borrower; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTION 10.1.9, the Obligations shall become due and payable without declaration, notice or demand by Agent.

         Agent shall take such action with respect to any Default or Event of Default as shall be directed by the Required Lenders; PROVIDED that, unless and until Agent shall have received such






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directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of Agent and Lenders taken as a whole, including any action (or the failure to act) pursuant to the Loan Documents.

         10.3 OTHER REMEDIES. After the occurrence, and during the continuation, of an Event of Default, Agent and/or Lenders shall have and may exercise from time to time the following rights and remedies:

                  10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower, each such Borrower agrees not to charge Agent for storage thereof).

                  10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Each Borrower agrees that 10 days written notice to any such Loan Party of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent or any Lender in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; third, to the principal of the Obligations; and fourth, to any remaining Obligations. If any deficiency shall arise, each Borrower and each Guarantor shall remain liable to Agent and Lenders therefor.

                  10.3.4 Agent is hereby granted a license or other right to use, without charge, all labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature of any Loan Party, as it pertains to the









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Collateral, in advertising for sale and selling any Collateral and each
Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

                  10.3.5 Agent may, and at the request of Required Lenders shall, require Borrowers to deposit with Agent funds equal to the LC Amount and, if Borrower falls to promptly make such deposit, Lenders may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, promptly returned to Borrowers.

         10.4 REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of each Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Agent and/or Lenders and any Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of each Borrower herein contained. The failure or delay of Agent or Lenders to require strict performance by any Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from any Borrower to Agent and/or Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or Lenders unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by duly authorized representatives of Agent and Required Lenders and directed to Borrowers.

SECTION 11.  THE AGENT

         11.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement, and the other Loan documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitations enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or






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applicable law. Agent agrees to give each Lender promptly a copy of each notice given to it by any Borrower pursuant to the terms of this Agreement and the other Loan Documents.

         11.2 AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and
(vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties.

         11.3 FCC AND AFFILIATES. With respect to its commitment hereunder to make Revolving Credit Loans, the Term Loan and the Acquisition Loans, FCC shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "LENDER" or "LENDERS" shall, unless otherwise expressly indicated, include FCC in its individual capacity. FCC and its Affiliates may lend money to, and generally engage in any kind of business with, Holdings or any of its Subsidiaries and any Person who may do business with or own securities of Holdings or any such Subsidiary, all as if FCC were not Agent and without any duty to account therefor to Lenders.

         11.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in SECTION 7.1.10 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         11.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this










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Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable shares of any out-of-pocket expenses (including reasonable counsel fees) incur-red by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers.

         11.6 SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to Lenders and Holdings. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Holdings. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000) and which shall be reasonably acceptable to Holdings. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

SECTION 12. MISCELLANEOUS

         12.1 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, during the continuance of an Event of Default, without notice to any Borrower and in any Borrower's or Agent's name, but at the cost and expense of such Borrower:

                  12.1.1 At such time or times upon or after the occurrence, and during the continuation, of a Default or an Event of Default as Agent or said agent, in its sole discretion, may determine, endorse any Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

                  12.1.2 At such time or times after the occurrence, and during the continuation, of an Event of Default as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of any Borrower's rights and remedies with respect to the






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collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral, (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign any Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of any Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of any Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use any Borrower's stationery and sign the name of any Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Investment Property, Equipment and any other Collateral;
(xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

         12.2 INDEMNITY. EACH BORROWER EACH HEREBY INDEMNIFY, HOLD HARMLESS AND SHALL DEFEND AGENT AND EACH LENDER AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, COSTS, EXPENSES, SUITS, ACTIONS AND PROCEEDINGS ("LOSSES") EVER SUFFERED OR INCURRED BY ANY INDEMNIFIED PERSON ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY, INCLUDING ANY LOSSES CAUSED BY THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNIFIED PERSON, AND EACH BORROWER SHALL, ON A JOINT AND SEVERAL BASIS, REIMBURSE LENDER AND EACH OTHER INDEMNIFIED PERSON FOR ANY REASONABLE EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS, REGARDLESS OF WHETHER AGENT OR SUCH LENDER OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST AGENT OR ANY LENDER OR ANY OTHER INDEMNIFIED PERSON BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF OR ANY BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. EACH BORROWER MAY SELECT COUNSEL WITH RESPECT TO ANY LOSSES; PROVIDED HOWEVER, EACH





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INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO MONITOR THE PROGRESS OF ANY CLAIMS,
SUITS AND ADMINISTRATIVE PROCEEDINGS DEFENDED BY ANY BORROWER HEREUNDER WITH COUNSEL OF SUCH INDEMNIFIED PERSON'S CHOICE, OR CONDUCT ITS DEFENSE THROUGH COUNSEL OF SUCH INDEMNIFIED PERSON'S CHOICE, IN THE EVENT THAT (I) SUCH INDEMNIFIED PERSON DETERMINES IN GOOD FAITH THAT THE CONDUCT OF ITS DEFENSE BY ANY BORROWER COULD BE MATERIALLY PREJUDICIAL TO SUCH INDEMNIFIED PERSON'S INTERESTS OR THAT OTHER REASONABLE GROUNDS EXIST WHICH DEMONSTRATE A LACK OF EFFECTIVENESS OR HIGH LEVEL OF QUALITY IN THE CONDUCT OF SUCH DEFENSE BY ANY BORROWER, AND (II) PRIOR TO RETAINING SUCH COUNSEL FOR SUCH PURPOSE, SUCH INDEMNIFIED PERSON SHALL CONSULT WITH SUCH BORROWER AND SHALL ATTEMPT IN GOOD FAITH TO AGREE UPON COUNSEL TO CONDUCT THE DEFENSE ON BEHALF OF SUCH BORROWER AND SUCH INDEMNIFIED PERSON, AND IN EACH CASE THE FEES AND DISBURSEMENTS OF SUCH COUNSEL SHALL BE PAID BY BORROWERS; PROVIDED, HOWEVER, THAT IF SUCH MUTUAL AGREEMENT IS NOT REACHED WITHIN A REASONABLE TIME ON SELECTING COUNSEL, THEN SUCH INDEMNIFIED PERSON MAY RETAIN ITS OWN COUNSEL AT BORROWERS' EXPENSE. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, THE OBLIGATION OF EACH BORROWER UNDER THIS SECTION 12.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT. NOTHING CONTAINED IN THIS
SECTION 12.2 SHALL PREVENT ANY BORROWER FROM BRINGING A SEPARATE ACTION AGAINST ANY PARTY HERETO FOR BREACH BY SUCH PARTY OF ANY CONTRACTUAL OBLIGATION OF SUCH PARTY CONTAINED IN THE LOAN DOCUMENTS, NOR SHALL THE PROVISIONS OF THIS SECTION
12.2 BE APPLICABLE WITH RESPECT TO ANY ACTION BETWEEN A BORROWER AND ANY OTHER PARTY FOR BREACH OF CONTRACTUAL OBLIGATION CONTAINED IN THE LOAN DOCUMENTS IN WHICH SUCH BORROWER IS THE PREVAILING PARTY.

         12.3 MODIFICATION OF AGREEMENT; SALE OF INTEREST. (a) The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by each Borrower, Required Lenders and, if required by the terms hereof, Agent. No Borrower may sell, assign or transfer any of the Loan Documents, or any of the Obligations, or any portion thereof, including without limitation, any Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Each Borrower hereby consents to Agent's and any Lender's sale of participation, assignment, transfer or other disposition in accordance with the terms hereof, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, Agent's and any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced in writing or not; each Borrower agrees that it will use commercially reasonable efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of participation in or assignment of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in













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the preparation of appropriate disclosure documents or placement memoranda and executing appropriate amendments to the signature pages hereto to reflect the addition of any Lenders and such Lender's respective commitments. The foregoing notwithstanding, except with respect to sales, assignments or transfers to Affiliates under common control pursuant to which the selling, assigning or transferring Lender retains its voting rights, no Lender shall sell a participation or assign, transfer or otherwise dispose of any of the Loan Documents or any portion thereof or interest therein, without the prior written consent of Agent, which shall not be unreasonably withheld.

                  (b) In respect to any assignment by a Lender of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Loan Commitments, the Revolving Credit Loans owed to it and the Revolving Credit Note held by it, all or a portion of the Term Loan owned to it and the Term Note held by it and the Acquisition Loan Commitments, the Acquisition Loans owed to it and the Acquisition Loan Note(s) held by it) (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the aggregate amount of the Revolving Loan, Acquisition Loan and Term Loan Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as to which Holdings and the Agent may consent to and (B) after giving effect to each such assignment in the amount of the Revolving Loan, Acquisition Loan and Term Loan Commitments of the Assigning Lender shall in no event be less than $5,000,000,
(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance Agreement among the parties to such Assignment, in form and substance acceptable to Agent, together with any Revolving Credit Note, Term Note or Acquisition Note(s) subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Lender may without the consent of any Borrower or the Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution all of its rights and obligations under this Agreement. The foregoing notwithstanding, no Person may become a Lender or a Participating Lender hereunder, unless such Person is a financial institution having stockholders' equity (or the equivalent) of at least One Hundred Million Dollars ($100,000,000). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). If, pursuant to this SECTION 12.3, any interest in this Agreement or any Revolving Credit Loan, the Term Loan or any Acquisition Loan, Note, Letter of Credit or LC Guaranty is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participating Lender), and may cause any Participating Lender concurrently with the effectiveness of such transfer, (a) to represent to the transferor Lender (for the benefit of the transferor Lender, Agent and Borrower) that under












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applicable law and treaties no Taxes will be required to be withheld by Agent,
Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Revolving Credit Loans, Term Loan, Acquisition Loans, Notes, Letters of Credit or LC Guaranties, (b) to furnish to the transferor Lender, Agent and Borrowers either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transfer claims entitlement to complete exemption form U.S. federal withholding tax on all interest payments hereunder), and (c) to agree (for the benefit of the transferor Lender, Holdings and Borrowers) to provide the transferor Lender, Agent and Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (c) In addition to, and not in limitation of the foregoing, each Borrower acknowledges that if FCC intends to sell, assign or participate any of its Revolving Credit Loan Commitments, Term Loan Commitment and Acquisition Loan Commitments, each Borrower agrees to use its best efforts to assist FCC in any respect to any such sale, assignment or participation.

                  (d) In the event any Lender assigns or otherwise transfers all or any part of its Revolving Credit Note, Term Note or Acquisition Note(s) any such Lender shall so notify Borrower and Borrower shall, upon the request of such Lender, issue new Revolving Credit Notes, Term Notes and Acquisition Notes in exchange for the old Revolving Credit Notes, Term Notes and Acquisition Notes.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Loan Party (a "PARTICIPATING LENDER") participating interests in any Loans, the commitments of that Lender and the other interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) each Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall grant any participation under which the Participating Lender shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would: (A) extend the final maturity date for payment of the Loans in which such Participating Lender is participating; (B) reduce the interest rate or the amount of principal or fees applicable to the Loans in which such Participating Lender is participating; or (C) release all or substantially all of the Collateral, except as expressly provided herein. In those cases in which an originating Lender grants rights to a Participating Lender to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in clauses (A) through (C) of the preceding sentence, the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of such Lender's portion of the Loans (irrespective of whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Loans. In the case of any participation, the Participating Lender shall not have any rights under this Agreement or any of the other Loan

Documents entered into in connection herewith (the Participating Lender's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the Participating Lender relating thereto). In no event shall any Participating Lender grant a participation in its participation interest in the Loans without the prior written consent of Agent, which approval shall not be unreasonably withheld. All amounts payable by any Borrower hereunder shall be determined as if the originating Lender had not sold any such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participating Lender shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Board or U.S. Treasury Regulation 31 C.F.R. section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  (g) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, however: (a) that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby do any of the following: (i) increase the aggregate Revolving Credit Loan Commitments, increase the aggregate Acquisition Loan Commitments or subject any Lender to any additional obligations, (ii) reduce the principal of, or decrease the rate of interest on, the Notes or other amount payable hereunder other than those payable only to FCC in its capacity as Agent which may be reduced by FCC unilaterally, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or other amounts payable hereunder, other than those payable only to FCC in its capacity as Agent which may be postponed by FCC unilaterally, (iv) reduce the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (v) release or discharge any Person liable for the performance of any obligations of any Borrower hereunder or under any of the Loan Documents, (vi) subject to the provisions of SECTION 1.1.1(c) increase the advance rates contained in the definition of the Borrowing Base, (vii) to the extent Agent's or Lenders' consent is required by the terms hereof, release all or substantially all of the Collateral or (viii) amend this SECTION 12.3; (b) that no amendment, waiver or consent shall be effective unless in writing and signed by either Required Lenders or all Lenders, as required by the terms hereof and, if such amendment, waiver or consent affects Agent or its rights hereunder, Agent.

                  (h) The foregoing notwithstanding, Agent on behalf of itself and all Lenders may waive Events of Default arising from the breach of any of the financial covenants contained in SECTION 8.3 if the deviation from each such financial covenant does not exceed ten percent (10%).

         12.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12.5 SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and Lenders permitted under
SECTION 12.3.

         12.6 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in SECTION 3.2 and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         12.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         12.8 NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three Business Days after deposit in the mail, postage prepaid, or one Business Day after delivery to an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

             (A)   If to Agent:        Fleet Capital Corporation
                                       2711 N. Haskell Avenue
                                       Suite 2100
                                       Dallas, Texas 75204
                                       Attention:  Loan Administration Manager
                                       Facsimile No.: (214) 828-6530

                   With a copy to:     Gardere & Wynne, L.L.P.
                                       1601 Elm Street
                                       3000 Thanksgiving Tower
                                       Dallas, Texas  75201
                                       Attention:  Gary B. Clark
                                       Facsimile No.: (214) 999-4667

             (B)   If to any Borrower: Ramsay Health Care, Inc.

                                          One Alhambra Plaza, Suite 750
                                          Coral Gables, Florida 33134
                                          Attention:  Chief Financial Officer
                                          Facsimile No.: (305) 569-4647

                      With a copy to:     Haythe & Curley
                                          237 Park Avenue
                                          New York, New York 10017
                                          Attention: Bradley P. Cost
                                          Facsimile No.: (212) 682-0200

                  (C) If to any Lender, at its address indicated on the signature pages hereof or in a notice to Borrowers of assignment of a Note.

         Or to such other address as each party may designate for itself by notice given in accordance with this SECTION 12.8; PROVIDED, HOWEVER, that any notice, request or demand to or upon Agent or Lenders pursuant to SECTION 3. 1. 1 or SECTION 4.2.2 shall not be effective until received by Agent or Lenders.

         12.9 LENDER'S CONSENT. Whenever Agent's, Required Lenders' or Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, unless otherwise specifically provided herein, Agent, Required Lenders or Lenders, as applicable, shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         12.10 CREDIT INQUIRIES. Each Borrower hereby authorizes and permits Agent to respond to usual and customary credit inquiries from third parties concerning any Loan Party.

         12.11 TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         12.12 ENTIRE AGREEMENT, APPENDIX A AND EXHIBITS. This Agreement and other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral and written. APPENDIX A and each of the EXHIBITS attached hereto are incorporated into this Agreement and by this reference made a part hereof.

         12.13 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         12.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, DALLAS COUNTY, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE AND FORECLOSURE OF AGENT'S LIEN (FOR ITS BENEFIT OR THE RATABLE BENEFIT OF LENDERS) UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S AND LENDERS' OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER AND AGENT AND/OR LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH ANY SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ANY BORROWER'S ACTUAL RECEIPT THEREOF OR 3 BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR LENDERS OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         12.15 WAIVERS BY BORROWER. EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND LENDERS HEREBY ALSO WAIVE IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE

COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT'S AND LENDERS ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFY AND CONFIRM WHATEVER AGENT OR LENDERS MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT OR LENDERS TO EXERCISE ANY OF AGENT'S OR ANY LENDERS' REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT OR ANY LENDER ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH EACH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT THEY HAVE REVIEWED THE FOREGOING WAIVERS WITH THEIR LEGAL COUNSEL AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         12.16 PUBLICITY. Each Borrower hereby consents to Agent's use of the name or trade style of each such Borrower in any announcements or advertisements relating to the completion of the transactions contemplated hereby and the role played by Agent in providing financing to each Borrower hereunder in such media and in such manner as Agent, with the prior written consent of Holdings, which shall not be unreasonably withheld or delayed, deems appropriate.

         12.17 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         12.18 NONAPPLICABILITY OF ARTICLE 5069-15.01 ET. SEQ. Each Borrower, Agent and Lenders hereby agree that, except for SECTION 346.004 of the Texas Finance Code, the provisions of Chapter 346 of the Texas Finance Code and except for SECTION 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 ET SEQ. (Vernon 1987) (each regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

         12.19 CERTAIN MATTERS OF CONSTRUCTION. All references to statutes and related regulations in this Agreement, the Other Agreements and the Security Agreements shall include any amendments of same and any successor statutes and regulations. All references in this Agreement, the Other Agreements and the Security Agreements to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning of this Agreement.

Borrowers:

RAMSAY HEALTH CARE, INC.
RAMSAY YOUTH SERVICES, INC.
BETHANY PSYCHIATRIC HOSPITAL, INC.
BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
GREAT PLAINS HOSPITAL, INC.
GULF COAST TREATMENT CENTER, INC.
HAVENWYCK HOSPITAL, INC.
H. C. CORPORATION
HSA HILL CREST CORPORATION
HSA OF OKLAHOMA, INC.
MICHIGAN PSYCHIATRIC SERVICES, INC.
RAMSAY EDUCATIONAL SERVICES, INC.
RAMSAY LOUISIANA, INC.
RAMSAY MANAGED CARE, INC.
RAMSAY YOUTH SERVICES OF ALABAMA, INC.
RAMSAY YOUTH SERVICES OF FLORIDA, INC.
RAMSAY YOUTH SERVICES OF SOUTH CAROLINA, INC.
RHCI SAN ANTONIO, INC.
TRANSITIONAL CARE VENTURES, INC.
TRANSITIONAL CARE VENTURES (TEXAS), INC.

By:
   --------------------------------
Name:    Jorge Rico
Title:   Vice President


H. C. PARTNERSHIP
By:  H.C. CORPORATION, General Partner
By:  HSA HILL CREST CORPORATION, General Partner

       By:
          ------------------------------
       Name:      Jorge Rico
       Title:     Vice President


                                Accepted in Dallas, Texas:

                              FLEET CAPITAL CORPORATION
                              ("Agent" and "Lender")

                              By:
                                 ------------------------------------
                              Name:    Rosemary Davis
                              Title:   Vice President

                              Revolving Credit Loan Commitment of: $8,000,000

                              Term Loan Commitment: $8,000,000

                              Acquisition Loan Commitment: $6,000,000


                              2711 N. Haskell Avenue
                              Suite 2100
                              Dallas, Texas 75204
                              Attention: Loan Administration Manager

                                   Facsimile No.: (214) 828-6530

                                   APPENDIX A
                               GENERAL DEFINITIONS

         When used in the Loan and Security Agreement dated as of October 30, 1998, by and among Ramsay Health Care, Inc. ("Holdings"), ET AL., as Borrowers (Holdings and the other Persons defined therein as "Borrowers" are hereinafter referred to collectively as "Borrowers"), the lender signatories thereto ("Lenders") and Fleet Capital Corporation ("FCC") as agent for said Lenders (FCC, in such capacity, Agent"), the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account of any Borrower.

                  ACCOUNTS - with respect to any Person, all accounts, accounts receivable, notes receivable contract rights (in any such case to the extent a security interest can be granted in particular contracts) instruments, notes, drafts, acceptances, documents, chattel paper, any right of to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory (as hereinafter defined) or otherwise and whether or not earned by performance, and all other forms of obligations owing to such Person, and all of such Person's rights to any merchandise (including without limitation any returned or repossessed goods and the right of stoppage in transit which is represented by, arises from or is related to any of the foregoing) whether now existing or hereafter arising, and however evidenced or acquired, in which such Person now has or hereafter acquires any interest or rights, including, without limitation, all present and future rights to payment for services or goods or merchandise sold, accounts, receivables, contract rights, chattel paper, instruments, documents, rights to payment, reimbursement or settlement (including cost report or other governmental settlements) under Medicare, Medicaid, CHAMPUS, other government-sponsored or funded health care programs or insurance or other medical benefit payments assigned to any Borrower by a customer or pursuant to any preferred provider, HMO, capitated payment agreements, managed care contracts, or other Debtor-Payor agreements, and General Intangibles relating to all of the foregoing.

                  ACQUISITION BASE RATE PORTION - that portion of the Acquisition Loans not subject to Eurodollar Option.

                  ACQUISITION EURODOLLAR PORTION - that portion of the outstanding Acquisition Loans specified in the Eurodollar Request in accordance with the terms hereof, which does not exceed the outstanding balance of the Acquisition Loans not already subject to a Eurodollar Option plus the amount of any expiring Acquisition Eurodollar Portion, and which as of the date of the Eurodollar Request specifying such Acquisition Eurodollar Portion has met the conditions for basing interest on the Eurodollar Rate in SECTION 2.1(b) and in the definition of Eurodollar Portion, and the Eurodollar Period of which was commenced and not terminated.

                  ACQUISITION LOAN COMMITMENT - as defined in SECTION 1.2.2.

                  ACQUISITION LOAN COMMITMENT TERMINATION DATE - the earliest of
         (i) October 29, 1999, unless otherwise extended for a period of not more than one year by written agreement among Holdings, Borrowers, Agent and Lenders, (ii) the date of termination of the commitment to make further Acquisition Loans pursuant to SECTION 4.2, and (iii) the date of termination of the commitment to make further Revolving Credit Loans pursuant to SECTION 10.2.

                  ACQUISITION LOAN PERCENTAGE - as defined in SECTION 1.2.2.

                  ACQUISITION LOAN PERIOD - as defined in Section 1.2.2.

                  ACQUISITION LOANS - the Loans to be made by Lender to Borrower pursuant to SECTION 1.2.2.

                  ACQUISITION NOTE - each Secured Promissory Note (Acquisition
         Note) to be executed in favor of each Lender as provided in SECTION
         1.2.2 which shall be in the form of EXHIBIT A-2.

                  ADJUSTED NET EARNINGS FROM OPERATIONS (OR LOSS) - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Holdings, as reflected on the financial statement of Holdings supplied to Agent and Lenders pursuant to SECTION 8.1.3, but excluding:

                  (i) any gain or loss arising from the sale of capital assets;

                  (ii) any gain or loss arising from any write-up or write-down of assets;

                  (iii) earnings of any Subsidiary of Holdings accrued prior to the date it became a Subsidiary;

                  (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Holdings or any Subsidiary of Holdings, realized by such corporation prior to the date of such acquisition;

                  (v) net earnings of any business entity (other than a domestic Subsidiary of Holdings) in which Holdings has an ownership interest unless such net earnings shall have actually been received by Holdings in the form of cash distributions;

                  (vi) any portion of the net earnings of any Subsidiary of Holdings which for any reason (other than the provisions of this Agreement) is unavailable for payment of dividends to Holdings;

                  (vii) any restoration to income of any reserve;

                  (viii) the earnings of any Person to which any assets of any Borrower shall have been sold, transferred of disposed of, or into which such Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                  (ix) any gain arising from the acquisition of any Securities or any Borrower;

                  (x) the effect of the application of the rules of Purchase Accounting (as set forth in APB No. 16, as amended); and

                  (xi) any gain from extraordinary or non-recurring items.

                  ADJUSTMENT DATE - as defined in SECTION 2.1.

                  AFFILIATE - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5 % or more of any class of the Voting Stock of a Person; or (iii) 5 % or more of the Voting Stock (or in the case of a Person which is not a corporation, 5 % or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management policies, whether through the ownership of voting securities, by contract or otherwise.

                  AGREEMENT - the Loan and Security Agreement referred to in the first sentence of this Appendix A and all Exhibits thereto and this APPENDIX A.

                  APPLICABLE ANNUAL Rates - the interest rates payable on the outstanding Base Rate Portion and the outstanding Eurodollar Portions pursuant to SECTION 2.1.1(a).

                  APPLICABLE LAW - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of government bodies; and orders, judgments and decrees of all courts and arbitrators.

                  ALTA SURVEY - a survey prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1986, known as the "Minimum Standard Detail Requirements of Land Title Surveys". The ALTA Survey shall be in sufficient form to satisfy the requirements of Commonwealth Land Title Company or such other title insurance company that is reasonably satisfactory to Agent, to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject real estate. The ALTA Survey shall contain the following certification: "To [BORROWER], Inc. Fleet Capital Corporation, as agent and ___________________ Title Insurance Company. This is to certify that this map of plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1986. (signed (SEAL) License No. ___________").

                  ASSIGNMENT AND ACCEPTANCE - as defined in SECTION 12.3.

                  ASSIGNMENT AND ACCEPTANCE AGREEMENT - an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Revolving Credit Loan Commitment and other interests under this Agreement and the other Loan Documents.

                  AVAILABILITY - the amount of money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers) PLUS the amount of any reserves established by Agent pursuant to SECTION 1.1.1 is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

                  AVERAGE MONTHLY ACQUISITION LOAN BALANCE -the amount obtained by adding the aggregate unpaid principal amount of the Acquisition Loans at the end of each day during the month in question and by dividing such sum by the number of days in such month.

                  AVERAGE MONTHLY REVOLVING CREDIT LOAN BALANCE - the amount obtained by adding the aggregate unpaid principal amount of Revolving Credit Loans plus the LC Amount at the end of each day during the month in question and by dividing such sum by the number of days in such month.

                  BANK - Fleet National Bank.

                  BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  BASE RATE MARGIN - as defined in SECTION 2.1.1.

                  BASE RATE PORTION - that portion of the Loans not subject to a Eurodollar Option.

                  BOARD - the Board of Governors of the Federal Reserve System of the United States.

                  BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

                           (1) Eight Million Dollars ($8,000,000); or

                           (2) (a) prior to the Borrowing Base Change Date, the
                  amount equal to fifty percent (50%) of the amount of Net Accounts as determined from the most recent Consolidated balance sheet of Borrowers furnished to Agent pursuant to
                  SECTION 8.1.3(ii), or (b) from and after the Borrowing Base Change Date, an amount equal to the sum of (i) eighty-five percent (85%) of Net Eligible Accounts; PLUS (ii) the lesser of (x) $2,500,000 and (y) eighty-five percent (85%) of Net Eligible Unbilled Accounts; PLUS (iii) the lesser of (x) $350,000 and (y) eighty-five percent (85%) of Net Eligible Self-Pay Accounts; MINUS (iv) any amounts which Agent reasonably expects it or Lenders may be obligated to pay in the future for the account of any Borrower.

         MINUS (subtract (3) below from the lesser of (1) or, as applicable, (2)(a) or (2)(b) above)

                           (3) an amount equal to the LC Amount.

                  BORROWING BASE CERTIFICATE - as defined in SECTION 8.1.9.

                  BORROWING BASE CHANGE NOTICE - a written notice (a) from Holdings to Agent as contemplated in SECTION 1.1.1.(i), pursuant to which notice is given by Holdings to Agent of Borrower's election to change the Variable Component from Variable Amount A to Variable Amount B, or (b) from Agent to Borrowers as contemplated in SECTION 1.1.1.(ii), pursuant to which notice is given by Agent to Borrowers of the change of the Variable Component from Variable Amount A to Variable Amount B.

                  BORROWING BASE CHANGE DATE - the third Business Day following the date on which the Borrowing Base Change Notice is given.

                  BUSINESS DAY - (i) when used with respect to the Eurodollar Option, shall mean a day on which dealings may be effected in deposits of United States dollars in the London interbank foreign currency deposits market and on which the Agent is conducting business and on which banks may conduct business in London, England, Dallas, Texas, and New York, New York and (ii) when used with respect to the other provisions of this Agreement, shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed either in the State of Texas or in the State of Florida.

                  CALCULATION PERIOD - as defined in SECTION 2.1.

                  CAPITAL EXPENDITURES - expenditures made or liabilities incurred by any Borrower for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of such Borrower's Capitalized Lease Obligations.

                  CAPITAL LEASES - a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  CAPITALIZED LEASE OBLIGATION - any Indebtedness of any Person represented by obligations under a Capital Lease.

                  CLAIMS - all presently existing and hereafter created Accounts, and other forms of obligations or rights to payment for services rendered or goods sold, including, but not limited to, any and all rights to payment, reimbursement or settlement (including cost report settlements) under Medicare, Medicaid, CHAMPUS, or other government-sponsored or funded programs or insurance or other medical benefit rights covering any customer that were assigned by such customer to Borrower or pursuant to preferred provider, HMO or other Debtor-Payor agreements and any General Intangibles or contract rights relating thereto owed to or owned by Borrower whether directly, as assignee, by law or otherwise in respect of, arising or resulting from the sale or rental of equipment, supplies or merchandise to its customers by Borrower, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom and all proceeds of any of the foregoing.

                  CLOSING DATE - the date on which all of the conditions precedent in SECTION 9 of the are satisfied and the initial Loan is made.

                  CODE - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

                  COLLATERAL - all of the Property and interests in Property described in SECTION 5, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  COLLECTIONS - all cash, funds, checks, notes, instruments and other forms of remittance tendered by account debtors in payment of Accounts or otherwise tendered in payment of inventory purchased or services provided.

                  COMMITMENT TERMINATION DATE - the earliest of (i) October 29, 2003, (ii) the date of termination of the commitment to make further Revolving Credit Loans pursuant to SECTION 4.2, and (iii) the date of termination of the commitment to make further Revolving Credit Loans pursuant to SECTION 10.2.

                  COMMON STOCK - the common stock of Holdings, $.01 par value per share.

                  CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  CONTROL GROUP - collectively, Paul Ramsay Holdings Pty. Limited, an Australian corporation, and its Affiliates.

                  CURRENT ASSETS - of any Person(s) means at any date the amount at which all of the current assets of such Person(s) would be properly classified as current assets shown on a balance sheet of such Person at such date in accordance with GAAP including amounts due from Affiliates and investments in Affiliates.

                  CURRENT LIABILITIES - of any Person(s) means at any date the amount at which all of the current liabilities of such Person(s) would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP including current maturities of any long-term Indebtedness.

                  DATED ASSETS - as defined in SECTION 1.4(c).

                  DATED LIABILITIES - as defined in SECTION 1.4(c).

                  DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  DEFAULT RATE - as defined in SECTION 2.1.2.

                  DISTRIBUTION - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

                  DOMINION ACCOUNT - a special account of Agent for its benefit and the ratable benefit of Lenders established by Borrowers pursuant to the Agreement at a bank selected by Borrowers, but acceptable to Agent in its reasonable discretion, and over which Agent for its benefit and the ratable benefit of Lenders shall have sole and exclusive access and control for withdrawal purposes.

                  EBIT - with respect to any fiscal period, the Consolidated Adjusted Net Earnings From Operations (or Loss) of Holdings, before interest expense and taxes for said period as determined in accordance with GAAP, excluding the impact, if any, from purchase accounting.

                  EBITDA - with respect to any fiscal period, EBIT PLUS depreciation and amortization expense for such period.

                  ELIGIBLE ACCOUNT - an Account arising in the ordinary course of business of any Borrower or any Subsidiary of any Borrower (other than Inactive Subsidiaries) from the sale of goods or rendition or services which Agent, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                           (i) it arises out of a sale made by or services
                  performed by any Borrower or any Subsidiary to another Borrower, any Subsidiary of any Borrower or an

                  Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower; or

                           (ii) it is unpaid for more than 120 days after the
                  original invoice date; or

                           (iii) 25% or more of the Accounts from the Account
                  Debtor are not deemed Eligible Accounts hereunder; or

                           (iv) the total unpaid Accounts payable through
                  Medicaid or through any single state healthcare agency Payor exceed 50% of the net amount of all Eligible Accounts, on a Consolidated basis, to the extent of such excess; or

                           (v) the total unpaid Accounts of the Account Debtor
                  (other than the Accounts and Payors described in the preceding clause (iv)) exceed 20% of the net amount of all Eligible Accounts, on a Consolidated basis, to the extent of such excess; or

                           (vi) any covenant, representation or warranty
                  contained in the Agreement with respect to such Account has been breached; or

                           (vii) the Account Debtor is also a creditor or
                  supplier of any Borrower or any Subsidiary of any Borrower, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower or any Subsidiary of any Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                           (viii) the Account Debtor has commenced a voluntary
                  case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or

                           (ix) it arises from a sale to or services performed
                  for an Account Debtor outside the United States (other than services performed for Persons in Puerto Rico), unless the sale is on letter of credit, guaranty or acceptance terms in each case acceptable to Lender in its sole discretion; or

                           (x) the Account is subject to a Lien other than a
                  Permitted Lien; or

                           (xi) the goods or services giving rise to such
                  Account have not been performed or delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by any Borrower any Subsidiary of any Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                           (xii) the Account is evidenced by chattel paper or an
                  instrument of any kind, or has been reduced to judgment; or

                           (xiii) to the extent that any Borrower or any
                  Subsidiary of any Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                           (xiv) any Borrower or any Subsidiary of any Borrower
                  has made an agreement with the Account Debtor to extend the time of payment thereof; or

                           (xv) it has not been billed or invoiced to the
                  underlying Account Debtor; or

                           (xvi) it is payable by any Person other than a Payor;
                  or

                           (xvii) it arises out of a sale made or services
                  performed by an Inactive Subsidiary; or

                           (xviii) any Account subject to payment or
                  reimbursement on a periodic interim basis from Medicaid, Medicare, Blue Cross or any other Payor; or

                           (xix) the Account is owing to a Borrower by an
                  Account Debtor to whom a net cost report liability has been recorded by such Borrower, to the extent of the net cost liability attributable to such Account Debtor as determined by Agent in its reasonable discretion.

                  ELIGIBLE SELF-PAY ACCOUNTS- Accounts which would otherwise be deemed by Agent, in its sole credit judgment, to be an Eligible Account, but for clause (xvi) of the definition of Eligible Accounts.

                  ELIGIBLE UNBILLED ACCOUNTS - as of the end of any month, Accounts which (i) arise from services performed during such month by any Borrower or any Subsidiary of any Borrower in the ordinary course of business for in-house residents of such Person which have not been discharged or interim billed or invoiced as of the end of such month (excluding any such Accounts which have not been approved by the Payor of such Account) and (ii) would otherwise be deemed by Agent , in its sole credit judgment, to be an Eligible Account, but for clauses (xv) and (xvi) of the definition of Eligible Accounts.

                  ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

                  EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in the operations of any Borrower or owned by any Borrower or in which any Borrower has an interest (including medical equipment), whether now owned or hereafter acquired by any Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  EURODOLLAR MARGIN - as defined in SECTION 2.1.1.

                  EURODOLLAR OPTION - the option granted pursuant to SECTION
         2.1.1 to have the interest on all or any portion of the principal amount of the Term Loan, Revolving Credit Loans or the Acquisition Loans based on a Eurodollar Rate.

                  EURODOLLAR PERIOD - any period, selected as provided below in
         SECTION 2.1.1, of 1 month, 2 month, or 3 months, commencing on any Business Day, subject to the provisions of SECTION 2.1.1; PROVIDED, however, that no Eurodollar Period shall extend beyond the last day of the Original Term, unless Borrowers and Agent and Lenders have agreed to an extension of the Original Term beyond the expiration of the Eurodollar Period in question. If any Eurodollar Period so elected shall end on a date that is not a Business Day, such Eurodollar Period shall instead end on the next preceding or succeeding Business Day as determined by Agent in accordance with the then current banking practice in London. Each determination by Agent of a Eurodollar Period shall, in the absence of manifest error, be conclusive, and at Borrowers' request, Agent shall demonstrate the basis for such determination.

                  EURODOLLAR PORTION - that portion of the Revolving Credit Loans, of the Term Loan or of the Acquisition Loans specified in a Eurodollar Request (including any portion of Revolving Credit Loans or any Acquisition Loan which is being borrowed by any Borrower concurrently with such Eurodollar Request) which is not less than $1,000,000 and an integral multiple of $100,000, which does not exceed the outstanding balance of Revolving Credit Loans, Acquisition Loans and/or Term Loan not already subject to a Eurodollar Option and, which, as of the date of the Eurodollar Request specifying such Eurodollar Portion, has met the conditions for basing interest on the Eurodollar Rate in SECTION 2.1.1(b) and the Eurodollar Period of which was commenced and not terminated.

                  EURODOLLAR RATE - with respect to any Eurodollar Portion for the related Eurodollar Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the product of (a) the Base Eurodollar Rate ( as hereinafter defined) and
         (b)

         Statutory Reserves. For purposes of this definition, the term "Base Eurodollar Rate" shall mean the rate (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) at which deposits of U.S. dollars approximately equal in principal amount to the Eurodollar Portion specified in the applicable Eurodollar Request are offered to Bank, in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Eurodollar Period, for delivery on the first day of such Eurodollar Period. Each determination by Agent of any Eurodollar Rate shall in the absence of manifest error, be conclusive, and at Borrowers' request, Agent shall promptly demonstrate the basis of such determination.

                  EURODOLLAR REQUEST - a notice in writing (or by telephonic communication confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrowers to Agent requesting that interest on all or a portion of the Revolving Credit Loans, the Acquisition Loans and/or Term Loan be based on the Eurodollar Rate, specifying: (i) the first day of the Eurodollar Period, (ii) the length of the Eurodollar Period consistent with the definition of that term, and (iii) a dollar amount of the Eurodollar Portion consistent with the definition of such term.

                  EVENT OF DEFAULT - as defined in SECTION 10.1.

                  EXCESS CASH FLOW - with respect to any fiscal year of Holdings and on a Consolidated basis for such period, 50% of the amount derived by adding to Adjusted Net Earnings from Operations (or Loss) for such fiscal period depreciation, amortization and deferred taxes for such fiscal period and subtracting from such sum regularly scheduled payments of principal on Indebtedness for Money Borrowed, Capital Expenditures which are not financed by Acquisition Loans, Capital Leases permitted by the terms hereof, or Permitted Purchase Money Indebtedness paid in cash during such fiscal period.

                  EXCESS INTEREST - as defined in SECTION 2.1.3.

                  EXCHANGE AGREEMENT - that certain Amended and Restated Exchange Agreement dated as of October 30, 1998, by and between Holdings, and Paul Ramsay Holdings Pty. Limited, an Australian corporation.

                  FIXED CHARGE COVERAGE RATIO - with respect to any period of determination, the ratio of (i) EBITDA for such period to (ii) Fixed Charges of Holdings and its Subsidiaries, on a Consolidated basis, for such period, all as determined in accordance with GAAP.

                  FIXED CHARGES - for any period, the following, each calculated (without duplication) for such period: (a) cash interest expenses, PLUS
         (b) income Taxes of Holdings and its Subsidiaries, PLUS (c) scheduled payments of principal with respect to all Indebtedness of Holdings and its Subsidiaries, PLUS (d) Capital Expenditures made during the applicable period and not financed by Acquisition Loans, except Capital Expenditures made in compliance with the proviso contained in SECTION 8.2.9, payments made during the applicable period under Capital Leases permitted by the terms hereof, and payments made during the applicable period under Permitted Purchase Money Indebtedness.

                  GAAP - generally accepted account principles in the United States of America in effect from time to time.

                  GENERAL INTANGIBLES - all general intangibles of any Borrower, whether now owned or hereafter created or acquired by any Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, permits, governmental authorizations and approvals, franchises, certificates, customer and/or patient lists, tax refund claims, cost report or other governmental referral claims, computer programs, all claims under guaranties, security interests or other security held by or granted to any Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

                  GUARANTOR - Any Person who now or hereafter executes and delivers to Agent for the benefit of Lenders, a Guaranty.

                  GUARANTY - the Unconditional Guaranty to be dated on or about the Closing Date and executed by each Guarantor in form and substance satisfactory to Lender.

                  GROUP HOME - a facility which houses fewer than twenty-five full-time residents.

                  INACTIVE SUBSIDIARY - any of the Persons listed on EXHIBIT R and collectively, the INACTIVE SUBSIDIARIES.

                  INDEBTEDNESS - as applied to a Person means, without duplication

                           (i) all items which in accordance with GAAP would be
                  included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                           (ii) all obligations of other Persons which such
                  Person has guaranteed,

                           (iii) all reimbursement obligations in connection
                  with letters of credit or letter of credit guaranties issued for the account of such Person, and

                           (iv) in the case of any Borrower (without
                  duplication), the Obligations.

                  INDEMNIFIED PERSONS - as defined in SECTION 12.2.

                  INTEREST COVERAGE RATIO - with respect to any period of determination, the ratio of (i) EBITDA for such period to (ii) cash interest expenses for such period, all as determined in accordance with GAAP.

                  INVENTORY- all inventory of each Borrower, whether now owned or hereafter acquired including, but not limited to, right, title and interest in, to or under, or possession of, all drugs, pharmaceuticals, products, substances, items or devices whose purchase, possession, maintenance, administration, prescription or security requires the authorization or order of a licensed health care provider or requires a permit, registration, certification or any other governmental authorization held by a licensed health care provider as specified under any federal or state law; all goods intended for sale or lease by each Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in each Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by any Borrower.

                  INVESTMENT PROPERTY - all of each Borrower's investment property, whether now owned or hereinafter acquired by any Borrower, including, without limitation, all securities (certificated or uncertificated), securities accounts, securities entitlements, commodity accounts and contracts.

                  JUNIOR SUBORDINATED DEBT DOCUMENTS - the Junior Subordinated Loan Agreement, the Junior Subordinated Notes and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently therewith or at any time hereafter to or for the benefit of the holders of the Junior Subordinated Notes or any agent or representative thereof in connection with the Junior Subordinated Debt and other transactions contemplated by the Junior Subordinated Agreement, all as amended, supplemented or modified from time to time; but excluding all the Exchange Agreement and the Loan Documents.

                  JUNIOR SUBORDINATED DEBT - the Subordinated Indebtedness evidenced by the Junior Subordinated Debt Documents.

                  JUNIOR SUBORDINATED LOAN AGREEMENT - that certain Junior Subordinated Loan and Exchange Agreement dated as of October 30, 1998, by and between Paul Ramsay Holdings Pty. Limited, an Australian corporation, as purchaser, and Holdings, as seller.

                  JUNIOR SUBORDINATED NOTES - collectively, (i) the Junior Subordinated Promissory Note due September 30, 2006, executed by Holdings, as maker, bearing interest at an initial fixed rate of thirteen and one-half percent (13 1/2%) per annum, and payable to the order of Paul Ramsay Holdings Pty. Limited, an Australian corporation, in the original principal amount of $5,330,428 and (ii) the Subordinated Promissory Note due September 30, 2005, executed by Holdings, as maker, bearing interest at a fixed rate of thirteen percent (13%) per annum, and payable to the order of Paul Ramsay Holdings Pty. Limited, an Australian corporation, in the original principal amount of $2,553,125.00

                  LC AMOUNT - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

                  LC GUARANTY - any guaranty pursuant to which Agent for its behalf of Lenders or any Affiliate of Agent shall guaranty the payment or performance by any Borrower of its reimbursement obligation under any letter of credit.

                  LEGAL REQUIREMENT - any requirement imposed upon any Lender by any law of the United States of America or the United Kingdom or by any regulation, order, interpretation, ruling of official directive (whether or not having the force of law) of the Board, the Bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.

                  LETTER OF CREDIT - any standby letter of credit issued by Agent or Bank for the account of any Borrower.

                  LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  LOAN ACCOUNT - the loan account established on the books of Agent pursuant to SECTION 3.6.

                  LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

                  LOAN PARTIES - collectively, each Borrower, each Guarantor and each other Person (other than Lender) which is at any time a party to any Loan Document or individually, a "LOAN PARTY".

                  LOANS - all loans and advances of any kind made by any Lender pursuant to the Agreement.

                  LOSSES - as defined in SECTION 12.2.

                  MATERIAL ADVERSE EFFECT - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has a material adverse effect upon the business, operations, Properties, or condition (financial or otherwise) of Borrowers and the Subsidiaries of any Borrower, taken as a whole; (b) has any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (c) has or may be reasonably expected to have any material adverse effect upon the value of the whole or any material part of the

         Collateral, the Liens or Lender with respect to the Collateral or any material part thereof or the priority of such Liens; (d) materially impairs the ability of Borrowers and the other Loan Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Loan Documents, including repayment of the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

                  MAXIMUM LEGAL RATE - as defined in SECTION 2.1.3.

                  MEADOWLAKE FACILITY - means the Property comprising or located at the Meadowlake Hospital, located at 2216 South Van Buren, Enid (Garfield County), Oklahoma, and, as of the date of this Agreement, leased to Baptist Healthcare of Oklahoma, Inc., an Oklahoma not-for-profit corporation, doing business as Integris Bass Baptist Health Center, pursuant to the Meadowlake Lease.

                  MEADOWLAKE LEASE - means the Lease Agreement dated as of August 1, 1997, between HSA of Oklahoma, Inc., an Oklahoma corporation and Subsidiary of Holdings, as landlord, and Baptist Healthcare of Oklahoma, Inc., an Oklahoma not-for-profit corporation, doing business as Integris Bass Baptist Health Center, as tenant.

                  MEADOWLAKE OPTION - means the "Option" as defined in and granted by the landlord therein to the tenant therein pursuant to
         Section 28 of the Meadowlake Lease..

                  MIDVALE FACILITY - means the Property comprising the Benchmark South Hospital, located at 175 West 7200 South, Midvale, Utah, and, as of the date of this Agreement, leased by Bountiful Psychiatric Hospital, Inc., a Utah corporation and a Subsidiary of Holdings, pursuant to the Midvale Lease.

                  MIDVALE LEASE - means the Facility Lease Agreement dated as of June 26, 1995, between Bountiful Psychiatric Hospital, Inc., a Utah corporation and a Subsidiary of Holdings, as lessee, and Charter Canyon Behavioral Health System, Inc., as lessor

                  MISSION VISTA FACILITY - means the Property comprising or located at the Mission Vista Hospital, (or units therein) located at 14747 Jones Maltsberger, San Antonio (Bexar County), Texas,, and, as of the date of this Agreement, leased by RHCI of San Antonio, Inc., a Delaware corporation and a Subsidiary of Holdings, from Capstone Capital of San Antonio, Ltd., d/b/a Cahaba of San Antonio, Ltd., pursuant to the Mission Vista Lease.

                  MISSION VISTA LEASE - means the Lease Agreement, dated as of April 12, 1995, between RHCI of San Antonio, Inc., a Delaware corporation and a Subsidiary of Holdings, as lessee, and Capstone Capital of San Antonio, Ltd., d/b/a Cahaba of San Antonio, Ltd., as lessor.

                  MONEY BORROWED - means, without duplication, (i) Indebtedness arising from the lending of money by any Person to any Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit,
         (B) which


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

         constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by any Borrower.

                  MORTGAGES - collectively, the deeds of trust or mortgages to be executed by any Borrower on or about the Closing Date in favor of Agent for its benefit and the ratable benefit of Lenders and by which a Borrower shall grant and convey to Agent for its benefit or the ratable benefit of Lenders, as security for the Obligations, a Lien upon the real Property of such Borrowers.

                  MULTIEMPLOVER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  NET ACCOUNTS - on any date of determination, the dollar amount of Borrowers' Accounts, determined on a Consolidated basis in accordance with GAAP, reduced by the amount of reserves established with respect thereto (which shall be established on a basis consistent with the similar reserves shown on the Consolidated balance sheet of Borrowers as at June 30, 1998) and further reduced by allowances for bad debt as determined in accordance with GAAP.

                  NET ELIGIBLE ACCOUNTS - on any date of determination, the product of the aggregate amount of Eligible Accounts, multiplied by the Reimbursement Rate.

                  NET ELIGIBLE UNBILLED ACCOUNTS - on any date of determination, the product of the aggregate amount of Eligible Unbilled Accounts multiplied by the Reimbursement Rate.

                  NET ELIGIBLE SELF-PAY ACCOUNTS - on any date of determination, the product of the aggregate amount of Eligible Self-Pay Accounts multiplied by the Reimbursement Rate.

                  NEW MORTGAGES - as defined in SECTION 5.4.

                  NOTES - collectively, the Revolving Credit Notes, the Term Notes and the Acquisition Notes.

                  NOTICE OF REVOLVING CREDIT LOAN OR NOTICE OF ACQUISITION LOAN - as defined in SECTION 3.1.1.

                  OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers to Agent and/or Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents whether direct or indirect




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

         (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

                  OKLAHOMA LLC INTERESTS - means (a) the 12.5% limited liability company interest owned as of the date of this Agreement by HSA of Oklahoma, Inc., a Delaware corporation and a Subsidiary of Holdings, in Integrated Behavioral Health. LLC, an Oklahoma limited liability company, (b) the 50% limited liability company interest owned as of the date of this Agreement by HSA of Oklahoma, Inc., a Delaware corporation and a Subsidiary of Holdings, in Behavioral Health Systems of Oklahoma, LLC, an Oklahoma limited liability company, and (c) the 12.5% limited liability company interest owned as of the date of this Agreement by Bethany Psychiatric Hospital, Inc., an Oklahoma corporation and a Subsidiary of Holdings, in Integrated Behavioral Health. LLC, an Oklahoma limited liability company, and, in each case, any and all proceeds derived therefrom and rights relating thereto.

                  OPERATING ACCOUNT - either one or both of Account Number 38761657 maintained by Holdings at Citibank, N.A., and Account Number 812105744 maintained by Holdings at Hibernia National Bank.

                  ORIGINATING LENDER - as defined in SECTION 12.3(E).

                  OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower or any Subsidiary of any Borrower and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

                  OVERADVANCE - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

                  PARTICIPATING LENDER - shall have the meaning assigned such term in SECTION 12.3(e).

                  PAYOR - any Person that is not a natural person who bears a responsibility or obligation to pay part or all of a Claim, whether such responsibility or obligation is absolute or conditional and shall include insurance companies and government agencies.

                  PAYROLL ACCOUNTS - the bank accounts listed on EXHIBIT W.

                  PERMITTED ACQUISITION - as defined in SECTION 8.2.1.

                  PERMITTED LIENS - any Lien of a kind specified in SECTION
         8.2.5.

                  PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of any Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of any Borrower at the time outstanding, does not exceed $500,000. For the purposes of this definition, the principal amount of any Purchase Money

         Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  PHYSICIAN - including, but not limited to physician, pharmacist, nurse, psychologist, psychiatrist, therapist, counselor, or administrator.

                  PLAN - an employee benefit plan now or hereafter maintained by any Borrower that is covered by Title IV of ERISA.

                  PREFERRED STOCK - collectively, (i) the Class B Convertible Redeemable Preferred Stock, Series 1997, $1.00 par value, of Holdings,
         (ii) the Class B Redeemable Preferred Stock, Series 1997-A, $1.00 par value, of Holdings, (iii) the Class B Convertible Preferred Stock, Series C, $1.00 par value, of Holdings, and (iv) any other preferred stock which may issued by Holdings, from time to time, if each such issuance is not prohibited by this Agreement.

                  PRO FORMA QUARTERLY AVAILABILITY - for any fiscal quarter of Holdings the average daily balance of the Availability MINUS the average daily LC Amount and MINUS Settlement Amounts paid in such fiscal quarter or committed to be paid in the next-following fiscal quarter, calculated on a pro forma basis for such fiscal quarter as if such Settlement Amounts were paid in cash on the first day of such fiscal quarter.

                  PROJECTIONS - Holdings' forecasted (a) Consolidated balance sheets, (b) Consolidated and consolidating profit and loss statements,
         (c) Consolidated cash flow statements, and (d) Consolidated capitalization statements, all prepared on a consistent basis with the projections provided to Agent prior to the Closing Date, together with appropriate supporting details and a statement of underlying assumptions.

                  PROPERLY CONTESTED - in the case of any Indebtedness of a Loan Party (including any Taxes) that is not paid as and when due or payable by reason of such Loan Party's bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (i) such Indebtedness and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and has not resulted in a forfeiture of any assets of such Loan Party; (iv) no Lien is imposed upon any of such Loan Party's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property and other taxes that have priority as a matter of applicable state law); (v) if the Indebtedness results from the entry, rendition or issuance against a Loan Party or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed or bonded pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely to such Loan Party, such Loan Party forthwith pays such Indebtedness and all penalties and interest in connection therewith.

                  PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 90 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  RADER COMPANIES - collectively, The Rader Group, Inc., a Florida corporation, and The Rader Group, Inc., a Colorado corporation.

                  RADER PURCHASE AGREEMENT - a Stock Purchase Agreement by and among a Borrower, the Rader Companies and Bill T. Rader , Ph.D., pursuant to which a Borrower acquires all of the issued and outstanding capital stock of the Rader Companies on terms substantially similar to the terms set forth in the draft of the Stock Purchase Agreement delivered to Agent on the Closing Date, or such other terms as Agent and Required Lenders may approve.

                  REIMBURSEMENT RATE - on any date of determination, an amount, expressed as a percentage, equal to the reimbursement rate reported by Holdings and its Subsidiaries, on a Consolidated basis, for the twelve-month period immediately preceding such date of determination.

                  RENTALS - as specified in SECTION 8.2.16.

                  REPORTABLE EVENT - any of the events set forth in Section 4043(c) of ERISA (other than subsections (c) 9 and (c) (11) thereof), with respect to which the applicable notice requirements have not been waived.

                  REQUIRED LENDERS as of any date, the holders of Notes evidencing at least sixty-seven percent (67%) of the sum of the aggregate unpaid principal amount of the Term Notes plus the aggregate principal amount of the Acquisition Commitments and the Revolving Credit Commitments; PROVIDED, however, that any amendment to, modification of, or supplementation to this Agreement or waiver of a Default or an Event of Default hereunder that would have the effect of reinstating the obligations to make Revolving Credit Loans or Acquisition Loans from and after the date such obligations have been terminated or changing the terms of, amount of or obligation to make Revolving Credit Loans or Acquisition Loans shall require the affirmative consent thereto of the holders of Revolving Credit Notes or Acquisition Notes evidencing at least sixty-seven percent (67%) of the aggregate principal amount of Revolving Credit Loan Commitments and/or the affirmative consent thereto of the holders of the majority of the Acquisition Loan Commitments, as applicable.

                  RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                           (i) investments of any Borrower in any of its
                  Subsidiaries to the extent existing on the Closing Date, such additional investments of any Borrower in any of its Subsidiaries to the extent expressly permitted under the terms of this Agreement, and investments of any Borrower in any Subsidiary of such Borrower formed after the Closing Date if, concurrently with such formation, such Subsidiary becomes a Guarantor;

                           (ii) Property to be used in the ordinary course of
                  business;

                           (iii) Current Assets arising from the sale of goods
                  and services in the ordinary course of business of any Borrower and their Subsidiaries;

                           (iv) investments in direct obligations of the United
                  States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                           (v) investments in certificates of deposit maturing
                  within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                           (vi) investments in commercial paper given the
                  highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

                           (vii) Permitted Acquisitions;

                           (vii) hedging or similar contracts to the extent
                  permitted by SECTION 8.2.15; and

                           (viii) investments not included in paragraphs (i)
                  through (vii) above which do not exceed at any time, in the aggregate, the sum of Two Hundred Fifty Thousand Dollars ($250,000).

                  RESTRICTED SUBSIDIARIES - Bethany Psychiatric Hospital, Inc., an Oklahoma corporation, HSA of Oklahoma, Inc., an Oklahoma corporation, RHCI San Antonio, Inc., a Delaware corporation, Transitional Care Ventures, Inc., a Delaware Corporation, and Transitional Care Ventures (Texas), Inc., a Delaware corporation.

                  REVOLVING CREDIT AND TERM BASE RATE PORTION - that portion of the Revolving Credit Loans and the Term Loan not subject to Eurodollar Option.

                  REVOLVING CREDIT AND TERM EURODOLLAR PORTION - That portion of the Revolving Credit Loans and or outstanding Term Loans specified in a Eurodollar Request (including any portion of any Revolving Credit Loan which is being borrowed by Borrower concurrently with such Eurodollar Request) in accordance with the terms hereof, which does not exceed the outstanding balance of the Term Loan or Revolving Credit Loans not already subject to a Eurodollar Option plus the amount of any expiring Revolving Credit and Term Eurodollar Portion, and which as of the date of the Eurodollar request specifying such Revolving Credit and Term Eurodollar Portion has met the conditions for basing interest on the Eurodollar rate in SECTION 2.1(B) and in the definition of Eurodollar Portion and the Eurodollar Period of which was commenced and not terminated.

                  REVOLVING CREDIT LOAN COMMITMENTS - as defined in SECTION
         1.1.1.

                  REVOLVING CREDIT LOANS - Loans made by Lenders as provided in
         SECTION 1.1.1.

                  REVOLVING CREDIT NOTE - the Revolving Credit Note(s) to be executed by Borrowers in favor of Lenders to evidence the Revolving Credit Loans, which shall be in the form of EXHIBIT A attached hereto.

                  REVOLVING CREDIT PERCENTAGE - as defined in SECTION 1.1.1.

                  SCHEDULE OF ACCOUNTS - as defined in SECTION 6.2.1.

                  SCHEDULE OF DOCUMENTS - as defined in SECTION 9.1.

                  SECTION 5.5 PROPERTIES - as defined in SECTION 5.5.

                  SECTION 5.6 SECURITY DOCUMENTS - as defined in SECTION 5.6.

                  SECURITY - shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

                  SECURITY DOCUMENTS - the Mortgages, any New Mortgage, each Guarantee and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  SETTLEMENT AMOUNTS - collectively, (a) any payments made by Holdings or any of its Subsidiaries to satisfy all or any part of any Settlement Items, any payments made to any

         Payor by Holdings or any of its Subsidiaries to settle any claims against Holdings or any of its Subsidiaries asserted by any Payor, and any other payments made by Holdings or any of its Subsidiaries with respect to Settlement Items, and (b) any payment which Holdings or any of its Subsidiaries is obligated to make under or by reason of any final judgment, any final arbitration award, any final determination in any judicial or administrative proceeding by or before any court or any governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof, or any fully executed settlement agreement entered as the result of, or by reason of the disposition of, any claim against or liability or Indebtedness of Holdings or any of its Subsidiaries arising under or related to the business operations and activities now or at any time conducted by Holdings or any of its Subsidiaries, or any predecessors of such Persons, and regardless whether the amount of such claim, liability or Indebtedness is fixed and determined or subject to any event or condition; PROVIDED that the amount of any of the claims, liabilities or Indebtedness described in this clause (b) shall be the maximum amount of such claim, liability or Indebtedness; and, PROVIDED FURTHER, that in making the determination of Settlement Amounts for the applicable two-quarter period with respect to cost report liabilities that are evidenced by final judgements, final arbitration awards, or written settlement agreements,
         (x) amounts paid or committed to be paid during such period to Borrowers pursuant to final judgments, final arbitration awards and written settlement agreements may be offset against (y) amounts paid or committed to be paid during such period by Borrowers pursuant to final judgments, final arbitration awards, or written settlement agreements.

                  SETTLEMENT ITEMS - items in the nature of (a) claims, disputes, liabilities or other contingent obligations for which reserves have been established on the Consolidated balance sheet of Holdings as of the Closing Date or are established by Holdings after the Closing Date, including the matters for which Borrowers have established the reserves referenced in EXHIBIT U, (b) final judgments, final arbitration awards, monetary obligations resulting from a final determination in any judicial or administrative proceeding by or before any court or any governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof, or fully executed settlement agreements entered as the result of, or by reason of the disposition of, any claim against or liability or Indebtedness of Holdings or any of its Subsidiaries, whether or not reserves therefor have been established, and (c) actual or contingent obligations for claims, disputes, liabilities or other contingent liabilities for claims and other matters for which, under GAAP applied with respect to Holdings on a basis consistent with current practices, reserves would be required to be established, whether or not such reserves are actually established, arising under or related to the business operations and activities now or at any time conducted by Holdings or any of its Subsidiaries or any predecessors of such Persons and regardless whether the amount of such claim, liability or Indebtedness is fixed and determined or subject to any event or condition.

                  SOLVENT - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and

         (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  STATUTORY RESERVES - a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which Bank or any Under is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board or any successor thereto). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to Bank or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, provided that no adjustment shall reduce Statutory Reserves below the amount in effect on the Closing Date.

                  STOCK - all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term in defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1934, as amended).

                  SUBORDINATED DEBT - (i) all Indebtedness evidenced by the Junior Subordinated Debt Documents, (ii) all Indebtedness with respect to the Preferred Stock, and (iii) all other Indebtedness of any Borrower that is subordinated to the Obligations in a manner satisfactory to Agent.

                  SUBORDINATION AGREEMENT - the Subordination Agreement to be dated on or about the Closing Date between Agent and one or more holders of the Junior Subordinated Debt and Preferred Stock, as the same may be amended or modified from time to time.

                  SUBSIDIARY - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination. When such term is used in respect to any Borrower, Subsidiary shall mean only those Subsidiaries that are either incorporated in any state, commonwealth or territory of the United States or have material assets in any state, commonwealth or territory of the United States.

                  TAX - collectively, any present and future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge of whatever nature, including income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto and (ii) in relation to any Eurodollar Portion and the applicable Eurodollar

         Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required by any Legal Requirement (1) to be paid by any Agent or Lender and/or (2) to be withheld or deducted from any payment otherwise required hereby to be made by any Borrower to Agent or any Lender; PROVIDED, that the term "Tax" shall not include any taxes imposed upon the net income of Agent or any Lender.

                  TERM EURODOLLAR PORTION - that portion of the outstanding Term Loans specified in the Eurodollar Request in accordance with the terms hereof, which does not exceed the outstanding balance of the Term Loans not already subject to a Eurodollar Option plus the amount of any expiring Term Eurodollar Portion, and which as of the date of the Eurodollar Request specifying such Term Eurodollar Portion has met the conditions for basing interest on the Eurodollar Rate in SECTION 2.1(b) and in the definition of Eurodollar Portion, and the Eurodollar Period of which was commenced and not terminated.

                  TERM LOAN - the Loan described in SECTION 1.2.1.

                  TERM LOAN COMMITMENTS - as defined in SECTION 1.2.1.

                  TERM LOAN PERCENTAGE - as defined in SECTION 1.2.1.

                  TERM NOTE - the Secured Promissory Note (Term Note) to be executed by Borrowers in favor of each Lender to evidence the Term Loan, which shall be in the form of EXHIBIT A-1 to the Agreement.

                  TOTAL CREDIT FACILITY - Twenty-Two Million Dollars ($22,000,000).

                  TOTAL INDEBTEDNESS - as of any date of determination the aggregate outstanding principal balance of all Money Borrowed of Holdings and its Subsidiaries on a Consolidated basis.

                  VARIABLE AMOUNT A - amount determined in accordance with
         (2)(a) in the definition of the term "Borrowing Base."

                  VARIABLE AMOUNT B - amount determined in accordance with
         (2)(b) in the definition of the term "Borrowing Base."

                  VARIABLE COMPONENT - the component of the Borrowing Base determined for purposes of (2) in the definition of the term "Borrowing Base."

                  VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

                  CERTAIN MATTERS OF CONSTRUCTION. References to "SECTIONS," "SUBSECTIONS," "EXHIBITS," and to the APPENDIX shall be to SECTIONS, SUBSECTIONS, EXHIBITS and the APPENDIX, respectively, of or to the Agreement unless otherwise specifically provided. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. Whenever the phrase "including" shall appear in this Agreement, such word shall be understood to mean "including, without limitation."

                  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.




















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